United States
Securities and Exchange Commission
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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World Acceptance Corporation
(Name of Registrant as Specified In Its Charter)

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July 12, 2019

To the Shareholders of World Acceptance Corporation:

You are cordially invited to attend our 2019 Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held at 11:00 a.m., local time, on August 22, 2019 at our offices at 108 Frederick Street, Greenville, South Carolina 29607.
The formal notice of Annual Meeting of Shareholders and the Proxy Statement describing the matters that we expect to act upon at the Annual Meeting are enclosed.
Whether or not you attend the Annual Meeting of Shareholders, it is important that your shares be represented and voted at the Annual Meeting of Shareholders. After reading the Proxy Statement, please promptly vote and submit your proxy by signing and returning the enclosed proxy card in the enclosed postage-paid return envelope. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting of Shareholders in person.
The Board of Directors and Management look forward to seeing you at the Annual Meeting.

Sincerely yours,

R. Chad Prashad
President and Chief Executive Officer

WORLD ACCEPTANCE CORPORATION
108 Frederick Street
Greenville, South Carolina 29607

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

World Acceptance Corporation will hold its 2019 Annual Meeting of Shareholders (the "Annual Meeting") at 11:00 a.m., local time, on August 22, 2019, at our offices at 108 Frederick Street, Greenville, South Carolina 29607. At the Annual Meeting, you will be asked to vote on the following matters, which are further described in the attached Proxy Statement:

1.
To elect five (5) directors to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal;

2.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

3.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on June 27, 2019 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the enclosed envelope. This will not limit your right to attend or vote at the Annual Meeting.

Sincerely,

Luke J. Umstetter
Senior Vice President, General Counsel, and Secretary

2

WORLD ACCEPTANCE CORPORATION
108 Frederick Street
Greenville, South Carolina 29607

PROXY STATEMENT

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of World Acceptance Corporation (the “Company”) to be used at our 2019 Annual Meeting of Shareholders and any adjournments or postponements thereof (the “Annual Meeting”). Our Annual Meeting will be held at our principal executive offices at 108 Frederick Street, Greenville, South Carolina 29607, at 11:00 a.m., local time, on August 22, 2019. This Proxy Statement and the accompanying form of proxy card are first being mailed or made available to shareholders on or about July 12, 2019.
Appointment of Proxy Holders
The Board asks you to appoint R. Chad Prashad and Luke J. Umstetter as your proxy holders to vote your shares at the Annual Meeting. You make this appointment by voting the enclosed proxy card using one of the voting methods described below.
If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by the Board.
Unless you indicate otherwise on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by the Board at the time this Proxy Statement was printed and which, under our Eighth Amended and Restated Bylaws (the “Bylaws”), may be properly presented for action at the Annual Meeting.
Who Can Vote
Only shareholders who owned shares of our common stock at the close of business on June 27, 2019, the Record Date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on the Record Date, we had 9,190,617 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of the Record Date. There is no cumulative voting in the election of directors.
How You Can Vote
You may vote your shares at the Annual Meeting either in person or by mail. Shareholders holding shares through a bank or broker should follow the voting instructions on the form of proxy card received from such bank or broker. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person.
Voting by Mail. You may vote your shares by proxy by signing, dating and returning your proxy card in the enclosed postage-prepaid return envelope.
Voting In Person. You may vote in person at the Annual Meeting. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to vote in person at the Annual Meeting. Voting by mail will not limit your right to vote at the Annual Meeting, if you decide to attend in person.
If you submit your proxy but do not mark your voting preference, the proxy holders will vote your shares as recommended by the Board or, if no recommendation is given, in their own discretion.
Revocation of Proxies
You can revoke your proxies at any time before they are exercised in any of three ways by:

•	voting in person at the Annual Meeting;

•	submitting written notice of revocation to the Corporate Secretary prior to the Annual Meeting; or

•	submitting another properly executed proxy of a later date prior to the Annual Meeting.

Proposals to Be Considered
Shareholders will have the opportunity to vote on the following proposals at the Annual Meeting:

1.	Elect five (5) directors;

2.	Approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and

3.	Ratify the appointment of RSM US LLP as our independent registered public accounting firm.
Quorum and Vote Necessary for Action
Quorum. The presence of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum.

Broker Non-Votes. A broker holding shares in “street name” for a beneficial owner has discretion (but is not required) to vote the client’s shares with respect to “routine” matters if the client does not provide voting instructions. The broker, however, is not permitted to vote the client’s shares with respect to “non-routine” matters without voting instructions. Proposals 1 and 2 are deemed “non-routine” matters, while Proposal 3 is deemed a “routine” matter under applicable stock exchange rules. A “broker non-vote” occurs when your broker submits a proxy for your shares but does not vote on a particular proposal because the broker does not have discretionary voting power for that item and has not received instructions from you. Broker non-votes, if any, will be counted for purposes of determining a quorum but will not be treated as votes cast and thus will have no effect on the vote required for a particular matter. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.

Abstentions and Withheld Votes. If you abstain from voting or withhold your vote on a particular matter, your vote will be counted for purposes of determining whether a quorum is present but will not be treated as cast either for or against that matter.

Required Vote. Assuming a quorum is present at the Annual Meeting, directors will be elected (Proposal 1) by a plurality of the votes cast by the shares entitled to vote in the election, which means that the five director nominees who receive the greatest number of “for” votes will be elected. You may vote “for,” “for all except” or “withhold” your vote with respect to the election of directors. Votes indicated as “withheld” and “broker non-votes” will not be deemed cast for nominees and will have no effect on the outcome of the election. The compensation of our named executive officers (Proposal 2) will be approved, on an advisory basis, by the affirmative vote of the majority of the votes cast. The appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020 (Proposal 3) will be approved by the affirmative vote of the majority of the votes cast. You may vote “for” or “against” or “abstain” from voting with respect to Proposals 2 and 3. Abstentions and “broker non-votes” will not be deemed to be votes cast and thus will have no effect on the outcome of Proposals 2 or 3. If you hold your shares in street name and fail to instruct your broker or nominee how to vote, a “broker non-vote” on Proposals 1 and 2 will occur with respect to your shares; however, on Proposal 3, your broker or nominee will, nonetheless, have discretionary authority to vote your shares if it chooses to do so.
Recommendation of the Board of Directors
The Board recommends that you vote:

1.	FOR the election of each of the five nominees for director;

2.	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and

3.	FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm.
Solicitation of Proxies
The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person, by telephone or by electronic transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. At this time we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement.
Important
Please promptly submit your proxy by signing, dating, and returning the enclosed proxy card in the postage-prepaid return envelope so that your shares can be voted. This will not limit your rights to attend or change your vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 22, 2019
The Notice of Annual Meeting of Shareholders, Proxy Statement, and Annual Report on Form 10-K are available free of charge at www.irinfo.com/wrld/2019.

PROPOSAL 1 - ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the five director candidates for whom individual biographies are presented below for election at the Annual Meeting.
Unless you select “withhold” on your proxy card, the proxy holders will vote your shares “FOR” each of the five nominees for director listed below. Although we expect that each of the nominees for director will be available for election, if any vacancy in the slate of nominees occurs, we expect that shares of common stock represented by proxies will be voted for the election of a substitute nominee or nominees recommended by the Nominating and Corporate Governance Committee and approved by the Board. There are no family relationships among the directors, director nominees, and executive officers of the Company.
The table below sets forth the names, ages, term in office, committee assignments, and biographical information of the nominees for director. Included with each nominee’s biography is a description of the qualifications, experience, attributes and skills of that nominee that led the Board to conclude that he is well qualified to serve as a member of the Board. Our Board has determined that all of the nominees, except for R. Chad Prashad who serves as our current President and Chief Executive Officer, are “independent” within the meaning of The NASDAQ Stock Market LLC (“NASDAQ”) listing standards and our Governance Policy.
Required Vote and Recommendation
Assuming the existence of a quorum, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, which means that the five director nominees who receive the greatest number of “for” votes will be elected. Our Articles of Incorporation provide that cumulative voting is not available in the election of directors. You may vote “for,” “for all except” or “withhold” your vote with respect to the election of directors. Votes indicated as “withheld” and “broker non‑votes” will not be deemed cast for nominees and will have no effect on the outcome of the election.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR.

Ken R. Bramlett, Jr. (Independent)
Director Since: 1993 Age: 59 Committees: Audit and Compliance Compensation and Stock Option (Chair) Nominating and Corporate Governance
Mr. Bramlett has served as Chairman of the Board since September 2015. He has been a private investor since 2010. Previously, he served as senior vice president and general counsel for COMSYS IT Partners, Inc., a public company, which operated in the information technology services industry, from January 1, 2006 until it was sold in April 2010. In 2005, Mr. Bramlett was a partner with Kennedy Covington Lobdell & Hickman, LLP, a Charlotte, North Carolina law firm. From 1996 to 2004, Mr. Bramlett served in a number of capacities for Venturi Partners, Inc. (formerly known as Personnel Group of America, Inc.), an information technology and personnel staffing services company, including general counsel and on two separate occasions chief financial officer. He also served as a director of that company from August 1997 to January 2001. Prior to October 1996, Mr. Bramlett was an attorney with Robinson, Bradshaw & Hinson, P.A., a Charlotte, North Carolina law firm, for 12 years. Mr. Bramlett holds a Bachelor of Arts Degree in Philosophy from Wake Forest University and a Juris Doctor (Law) Degree from the University of North Carolina at Chapel Hill.
Mr. Bramlett has served since 2011 as a director and since March 2017 as chairman of the board of directors of A Brand Company, LLC (fka Bluegrass Ltd.), a promotional marketing firm headquartered in Charlotte, North Carolina. Mr. Bramlett served from 1995 to 2015 on the board of directors of Charlotte Wine & Food Weekend, Inc., including service as chair in 2005 and 2006.
The Board believes that Mr. Bramlett provides the Board with (a) leadership experience from having served in various executive management positions for public companies in the staffing services and information technology consulting industries, including chief financial officer, chief corporate development officer, general counsel, chief human resources officer and chief investor relations officer, (b) finance experience from having served twice as chief financial officer for Venturi Partners, (c) legal experience in general corporate matters, securities and corporate finance, mergers and acquisitions, and litigation management from both private practice and service as in-house counsel, (d) risk management experience from his service as risk manager for Venturi Partners, Inc. and COMSYS IT Partners, Inc. and (e) corporate governance and executive compensation experience from working with public company boards as an officer and serving as a public company board member.

R. Chad Prashad
Director Since: 2018 Age: 38 Committees: None
Mr. Prashad has served as the Company's President and Chief Executive Officer since June 2018. He served as Senior Vice President and Chief Strategy and Analytics Officer from February 2018 to June 2018 and as Vice President of Analytics from June 2014 to February 2018.  Previously, Mr. Prashad served as Senior Director of Strategy Development for Resurgent Capital Services from 2013 to 2014 and Director of Legal Strategy for Resurgent Capital Services, a consumer debt managing and servicing company, from 2009 to 2013. Mr. Prashad holds a Bachelor of Arts in Political Science and dual major Bachelor of Science in Business Administration and Economics from Presbyterian College and a Master of Arts in Economics from Clemson University. He has served on the board of directors of Fostering Great Ideas, a nonprofit organization, since 2013, serving as chairman in 2015 and 2016.

The Board believes that, as our President and Chief Executive Officer, Mr. Prashad leads our senior management team and brings to the Board an in-depth knowledge of the Company. The Board believes that his substantial experience with data and analytics and his business acumen provide the Board with valued strategic, financial, and operational insights and perspectives and that he brings valued perspective and judgment to the Board’s discussions regarding our competitive landscape and strategic opportunities and challenges.

Scott J. Vassalluzzo (Independent)
Director Since: 2011 Age: 47 Committees: Compensation and Stock Option Nominating and Corporate Governance (Chair)
Mr. Vassalluzzo is a Managing Member of Prescott General Partners LLC (“PGP”), an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”). PGP serves as the general partner of three private investment limited partnerships, including Prescott Associates L.P. (together, the “Prescott Partnerships”). Mr. Vassalluzzo joined the Prescott Organization in 1998 as an equity analyst, became a general partner of the Prescott Partnerships in 2000, and transitioned to Managing Member of PGP following Prescott’s reorganization in January 2012. Prior to 1998, Mr. Vassalluzzo worked in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers LLP). The Prescott Partnerships have been shareholders of the Company for 25 years. Mr. Vassalluzzo holds a Bachelor of Science Degree in Accounting from Pennsylvania State University and a Master of Business Administration Degree from Columbia University.
Mr. Vassalluzzo has served since 2007 on the board of directors of Credit Acceptance Corporation, an auto lending company, including serving as the chair of its compensation committee and as a member of its audit committee, and he has served since 2015 on the board of directors of Cimpress, NV, including serving as chairman of its compensation committee.
The Board believes that Mr. Vassalluzzo provides the Board with (a) leadership experience from his service as the Managing Member of PGP and General Partner of the Prescott Partnerships since 2012, (b) finance experience from his work in public accounting at Coopers & Lybrand, (c) risk management experience from his service on the board of Credit Acceptance Corporation and his experience as an investor who regularly analyzes public companies and (d) corporate governance experience from his service on the board of Credit Acceptance Corporation.

Charles D. Way (Independent)
Director Since: 1991 Age: 66 Committees: Audit and Compliance (Chair) Compensation and Stock Option
Mr. Way is currently a private investor following an extensive career at Ryan’s Restaurant Group, Inc., a publicly traded restaurant company that was acquired by Buffets, Inc. in 2006. While at Ryan’s, he served as Chief Executive Officer from 1989 to 2006, President from 1988 to 2004, Executive Vice President from 1986 to 1988, Vice President and Chief Financial Officer from 1981 to 1986, Treasurer and Secretary from 1981 to 1988, and Controller from 1979 to 1981. He also served as a director of Ryan’s from 1981 to 2006 and as chairman of Ryan’s board of directors from 1992 to 2006. He holds a Bachelor of Science Degree in Accounting from Clemson University.

The Board believes that Mr. Way contributes extensive public company leadership and finance experience to the Board from his long career at Ryan’s Restaurant Group, Inc.

Darrell E. Whitaker (Independent)
Director Since: 2008 Age: 61 Committees: Audit and Compliance Nominating and Corporate Governance
Mr. Whitaker has been the President and Chief Operating Officer of IMI Resort Holdings, Inc., a real estate brokerage firm, since 2004. Before joining IMI, Mr. Whitaker served as the Chief Operating Officer and Vice President of Finance and Corporate Secretary of The Cliffs Communities, Inc., a developer of high end resort communities. He joined The Cliffs Communities, Inc. in July 1998 as Chief Financial Officer, a position he held until becoming Chief Operating Officer in August 2001. In addition, he has held executive management positions with other publicly traded companies, such as Ryan’s Family Steak House, Inc., Baby Superstores, Inc., and Food Lion, Inc. He holds a Bachelor of Science Degree in Business Administration from the University of South Carolina Upstate and was voted the most outstanding alumnus from the school of business in 1994. In addition, Mr. Whitaker is a licensed real estate broker in the state of South Carolina, has been a licensed CPA in the state of South Carolina since 2001, and holds a chartered global management accountant designation. He has developed extensive experience in audit, accounting, and finance with public and private companies since 1976.

The Board believes that Mr. Whitaker provides the Board with leadership, finance, and accounting experience from his current position with IMI Resort Holdings, Inc. and his prior experience with The Cliffs Communities, Inc., Ryan’s Restaurant Group, Inc., Baby Superstores, Inc. and other companies.

CORPORATE GOVERNANCE
Governance Policy
We believe that good corporate governance practices are essential to our core values of ethical business, service of shareholders’ interests, and good corporate citizenship. The Board has adopted a Governance Policy in furtherance of those goals and to promote the effective functioning of the Board and its committees and to ensure a common understanding among individual directors and management concerning the operation of the Board and its committees.
Code of Business Conduct and Ethics
The Company has adopted a written Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all directors, officers and employees of the Company, including our President and Chief Executive Officer (our principal executive officer), our Executive Vice President and Chief Financial and Strategy Officer (our principal financial officer), and our Senior Vice President of Accounting (our principal accounting officer).  The Code of Ethics is available on our website.  In the event the Company amends any of the provisions of the Code of Ethics that require disclosure under applicable law, SEC rules or NASDAQ listing standards, we intend to disclose such amendment on our website.  Any waiver of the Code of Ethics for any executive officer or director must be approved by the Board or a Board committee and will be promptly disclosed as required by law or applicable stock exchange or trading market regulation.
Insider Trading Policy
We maintain an Insider Trading Policy that prohibits our directors, officers, and employees from buying or selling our common stock or other securities while being aware of material, non-public information about the Company. It also prohibits the disclosure of such information to others. Our Insider Trading Policy also prohibits our directors, officers, and employees, and their designees, from engaging in hedging activities or other short-term or speculative transactions in the Company’s securities such as prepaid variable forward contracts, equity swaps, collars, exchange funds, short sales, puts, calls or any similar transaction involving the Company’s securities. In addition, our directors, officers, and employees must obtain pre-clearance from our Chief Financial Officer before placing Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. Additional limitations apply to directors, officers and other employees designated by the Board or Chief Financial Officer as an “insider.”
Availability of Policies and Board Committee Charters
Copies of our Governance Policy, Code of Ethics, Insider Trading Policy and the charters of the Audit and Compliance Committee, Compensation and Stock Option Committee, and Nominating and Corporate Governance Committee of the Board are all available on our website at www.loansbyworld.com (by clicking the “About Us” tab, then “Investor Relations” link, and then “View All” under the “Corporate Governance Documents” heading) and to any shareholder who requests a copy by writing to the Company’s Corporate Secretary at P.O. Box 6429, Greenville, South Carolina 29606. References to our website throughout this Proxy Statement and the accompanying materials are for informational purposes only or to fulfill specific disclosure requirements of the SEC’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.
Director Independence
Our Governance Policy requires that a majority of our directors be an “independent director,” which is someone who (i) satisfies the criteria for independence established by NASDAQ listing standards, (ii) who has not been employed by the Company in the past three years, and (iii) as to whom neither the person nor a family member has received more than $100,000 in compensation from the Company in any twelve-month period (other than for Board service). The Board has determined that Ken R. Bramlett, Jr., Scott J. Vassalluzzo, Charles D. Way, and Darrell E. Whitaker are independent within the meaning of the NASDAQ rules and our Governance Policy. However, the Board previously determined that R. Chad Prashad is not independent due to his employment as an executive officer with the Company.

Board Leadership
Our Board of Directors is committed to strong, independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. Our Governance Policy provides that the Board will appoint an independent director to act as a non-executive Chairman of the Board, who must meet the standards for determining director independence set forth by NASDAQ and our Governance Policy.

The positions of Chairman of the Board and Chief Executive Officer are therefore held by separate individuals, with Ken R. Bramlett, Jr., an independent director, serving as Chairman and R. Chad Prashad serving as our Chief Executive Officer. The Chief Executive Officer establishes the corporate direction and strategy and is responsible for the day-to-day leadership and performance of the Company, while the Chairman acts as principal liaison between the independent directors and the Chief Executive Officer, coordinates the activities of the independent directors, receives and oversees responses to shareholder communications, approves retention of counsel or consultants who report to the Board, advises the Board as to an appropriate schedule for Board and committee meetings, provides significant input on the agenda for meetings of the Board and presides over meetings of the full Board. In addition, the Chairman performs such other duties as may be directed by the Board. The Board reserves for its action certain material or strategic matters and directs the Chief Executive Officer as to matters of Company action on which the Board is to be kept informed. We believe this structure promotes active participation of the independent directors and strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to our shareholders while recognizing the day-to-day management direction of the Company by the Chief Executive Officer. We believe this structure facilitates efficient management oversight and assists the Board in meeting its governance duties. The Board believes that our current leadership structure is appropriate for us at this time.
Executive Sessions of Independent Directors
Consistent with our Governance Policy, independent directors meet separately from the other directors, if any, and without management present at regularly scheduled executive sessions. Executive sessions are generally held after each regularly scheduled Board meeting and are presided over by the Chairman of the Board. The Chairman coordinates and develops the agenda for executive sessions.
Board Risk Oversight
The Board is responsible for overseeing the Company’s risk profile and management’s processes for assessing and managing risk. The Board and its committees take an active role in overseeing the assessment and management of our risks. The Board believes an effective risk management system will (i) timely identify the material risks that we face, (ii) ensure communication of necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committees, (iii) facilitate implementation of appropriate and responsive risk management strategies consistent with our risk profile, and (iv) integrate risk management into our decision-making. The Board and its committees regularly receive information regarding our financial position, capital structure, operations, strategy, compensation, compliance activities, and risk management from senior management. During its review of such information, the Board and its committees discuss, review, and analyze risks associated with each area.

Certain significant categories of risk are assigned to designated Board committees (which are comprised solely of independent directors), which report to the full Board. The Board of Directors is regularly informed about the activities of its committees through committee reports and other communications. In general,

•
the full Board oversees risks involving the capital structure of the enterprise, including borrowing, liquidity, allocation of capital and major capital transactions and expenditures, and the strength of the finance function;

•
the Audit and Compliance Committee oversees risks related to financial controls and internal audit, legal, regulatory and compliance risks, and the overall risk management governance structure and risk management function;

•
the Compensation and Stock Option Committee oversees the risks associated with our compensation plans and arrangements, including risks related to recruiting, retention, and attrition and oversees our compensation programs so that they do not incentivize excessive risk-taking as described in more detail below under “Corporate Governance-Committees of the Board-Compensation and Stock Option Committee;” and

•	the Nominating and Corporate Governance Committee oversees risks associated with our overall governance practices and the leadership structure of our Board of Directors.
In performing their oversight responsibilities, the Board and its committees review policies and guidelines that senior management uses to manage the Company’s exposure to material categories of risk. In addition, the Board and its committees review the performance and functioning of the Company’s overall risk management function and senior management’s establishment of appropriate systems for managing legislative and regulatory risk, credit/counterparty risk, market risk, interest rate risk and asset/liability matching risk, insurance risk, liquidity risk, operational risk and reputational risk. The Board believes the leadership structure described above appropriately supports administration of the risk oversight function.
Board Diversity Policy
In June 2019, the Board adopted a diversity policy (the "Diversity Policy") to further reinforce our commitment to achieve and maintain Board diversity in its broadest sense, reflecting, but not limited to, professional experience, industry background, education, geography, gender, race, ethnicity, sexual orientation, national origin, age, social class, beliefs, religion, and disability. The Board believes that maintaining a diverse membership with varying backgrounds, perspectives, skills, experiences, and other differentiating personal characteristics promotes inclusiveness, enhances the Board’s deliberations, and enables the Board to better serve as effective, engaged stewards of our shareholders’ interests. The Company is committed to a merit-based system for Board composition within a diverse and inclusive culture which solicits multiple perspectives and views and is free of conscious or unconscious bias and discrimination. The Board believes promotion of diversity is best served through careful consideration of all the knowledge, experience, skills, and backgrounds of each individual candidate for director in light of the needs of the Board without focusing on a single diversity characteristic and, accordingly, has not adopted specific targets regarding gender or racial diversity on the Board. The Nominating and Corporate Governance Committee will review all steps taken pursuant to the Diversity Policy on an annual basis and present its findings and assessment to the full Board.
Committees of the Board
The Board has a standing Audit and Compliance Committee, Compensation and Stock Option Committee, and Nominating and Corporate Governance Committee. The following table shows the current membership of each of these committees.

Director Name	Audit and Compliance	Compensation and Stock Option	Nominating and Corporate Governance
Ken R. Bramlett, Jr.	Member	Chair	Member
R. Chad Prashad
Scott J. Vassalluzzo		Member	Chair
Charles D. Way	Chair	Member
Darrell E. Whitaker	Member		Member

Audit and Compliance Committee
The Audit and Compliance Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is appointed to assist the Board in discharging its oversight responsibilities relating to (i) the Company’s accounting, auditing, and financial reporting processes generally, including the performance and independence of the independent registered public accounting firm and the audits of the Company’s financial statements, (ii) the Company’s systems of internal controls regarding finance and accounting, (iii) the establishment and administration of the Company’s Compliance Management System (“CMS”), which is designed to ensure compliance with applicable consumer financial laws and address and prevent associated risk of harm to consumers, and (iv) the Company’s risk management and compliance with legal and regulatory requirements. The Audit and Compliance Committee has ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent registered public accounting firm. The Audit and Compliance Committee also reviews and considers any “related person” transactions, within the meaning of Item 404(a) of Regulation S-K of the SEC, as well as any matters regarding the Company’s outside directors which the Audit and Compliance Committee believes may present a conflict of interest or potentially impair the independence of one or more of the Company’s outside directors. The Audit and Compliance Committee carries out all other tasks and responsibilities as more fully described in its charter.
The Board has determined, in accordance with NASDAQ listing standards and our Governance Policy, that each member of the Audit and Compliance Committee is an independent director. In addition, the Board has determined that each member of the Audit and Compliance Committee meets the independence requirements for audit committee members under the Exchange Act. The Board has also determined that each current member of the Audit and Compliance Committee, Messrs. Way, Bramlett, and Whitaker, is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit and Compliance Committee met four times during fiscal year 2019, which included quarterly conference call meetings with management and the Company’s independent registered public accounting firm to review interim financial information prior to its public release. Additional information regarding the Audit and Compliance Committee is set forth below under “Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm.”
Compensation and Stock Option Committee
The Compensation and Stock Option Committee is appointed to assist the Board in discharging its responsibilities relating to (i) compensation of the Company’s directors and officers and (ii) the granting of stock options and other forms of equity compensation under the Company’s equity compensation plans. The Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies, and programs of the Company and for formulating, revising, and administering the Company’s equity compensation plans. The Committee administers the Company’s 2005 Stock Option Plan, the 2008 Stock Option Plan, the 2011 Stock Option Plan, and the 2017 Stock Incentive Plan. The Board has determined that each member of the Compensation and Stock Option Committee is (i) an independent director in accordance with the independence requirements for compensation committee members under NASDAQ listing standards and our Governance Policy; (ii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (to the extent required by applicable law and rules); and (iii) a “non-employee director” under applicable SEC regulations.

The Compensation and Stock Option Committee reviews and considers the appropriateness of the Company’s compensation policies and practices as they relate to risk management and risk-taking initiatives. As part of this assessment, the Compensation and Stock Option Committee discusses the following:

•	whether the current compensation program is achieving the short-term and long-term objectives that the Compensation and Stock Option Committee intended the program to achieve;

•	whether there are or have been unintended consequences associated with the Company’s executive compensation program;

•	whether the components of the compensation program encourage or mitigate excessive risk-taking;

•	whether the Company’s general risk management controls serve to preclude decision-makers from taking excessive risk in order to achieve incentives; and

•	whether the balance between short-term and long-term incentives is appropriate to retain highly qualified individuals.
The Compensation and Stock Option Committee met one time during fiscal year 2019. Additional information regarding the Compensation and Stock Option Committee is set forth below under “Compensation Discussion and Analysis.”
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is appointed to assist the Board in discharging its responsibilities relating to (i) identifying and recommending qualified individuals for service on the Board and its committees, (ii) evaluating the composition of the Board and its committees, (iii) reviewing the Company’s governance policies and procedures, and (iv) overseeing the evaluation of the Board and its committees. The Nominating and Corporate Governance Committee is also charged with reviewing management succession plans with our Chief Executive Officer and with periodically reviewing and assessing the adequacy of the Company’s Governance Policy and Code of Ethics and recommending to the Board any proposed changes that the Nominating and Corporate Governance Committee deems necessary. The Nominating and Corporate Governance Committee carries out all other tasks and responsibilities as more fully described in its charter. The Board has determined, in accordance with NASDAQ listing standards and our Governance Policy, that each member of the Nominating and Corporate Governance Committee is an independent director. The Nominating and Corporate Governance Committee did not meet during fiscal year 2019 but took action by unanimous written consent. For additional information regarding the Nominating and Corporate Governance Committee, see “Corporate Governance-Director Nominations.”
Committee Advisors
The charter of each of the Audit and Compliance Committee, the Compensation and Stock Option Committee, and the Nominating and Corporate Governance Committee authorizes the committee to engage outside counsel and advisors, including search firms in the case of the Nominating and Corporate Governance Committee and compensation consultants in the case of the Compensation and Stock Option Committee, and requires the Company to provide appropriate funding, as determined by the committee, for any such counsel or advisors.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2019, the Compensation and Stock Option Committee was composed of Messrs. Bramlett (Chair), Vassalluzzo, and Way. None of the members of the Compensation and Stock Option Committee during fiscal year 2019 were either an officer or employee of the Company or a former officer of the Company. During fiscal year 2019, no executive officer of the Company served as a director or as a member of the compensation committee of the board of directors of another company which had an executive officer serving as a director of the Company or as a member of the Compensation and Stock Option Committee. In addition, during fiscal year 2019, no member of the Compensation and Stock Option Committee engaged in any related party or other transaction of a type that is required to be disclosed pursuant to Item 404 of SEC Regulation S-K.
Director Attendance at Board and Committee Meetings and the Annual Meeting of Shareholders
During fiscal year 2019, the Board held four meetings, and each director attended at least 75% of these meetings during the time in which he was a director. Each director also attended all of the meetings of the committees of the Board on which such director served during the time in which he was a committee member during fiscal year 2019.
Our Governance Policy requires a majority of our directors to attend the Annual Meeting, either in person or by telephone, absent extenuating circumstances. All of the nominees for election at the 2018 annual meeting of shareholders attended the meeting except for Mr. Vassalluzzo. The Company expects all nominees and directors to attend the Annual Meeting.

Director Nominations
The Board is responsible for nominating Board members and for filling vacancies on the Board that may exist between annual meetings of shareholders, except to the extent that the Company’s Bylaws or applicable South Carolina law require otherwise. The Board has delegated the screening process for director nominees to the Nominating and Corporate Governance Committee. Each member of such committee is an independent director in accordance with NASDAQ listing standards and our Governance Policy.
The Company’s Governance Policy outlines certain general criteria for Board membership. These criteria reflect the Board’s belief that all directors should have the highest personal and professional integrity and should be persons who have demonstrated exceptional professional ability, diligence, and judgment. In addition, the policy requires that at least a majority of the Board consist of independent directors. Directors should be willing and able to devote the required amount of time to Company business. The Nominating and Corporate Governance Committee believes that directors should have expertise that may be useful to the Company, and that the directors as a group should provide the Board with the following experience:

•
Leadership experience. Directors with experience in significant leadership positions over an extended period, especially CEO or other C-level positions, provide the Company with special insights. These individuals generally possess strong leadership qualities and the ability to identify and develop those qualities in others. They also demonstrate practical understanding of organizations, processes, strategy, risk management, and the methods to drive change and growth.

•
Finance experience. An understanding of finance and financial reporting processes is important. The Company measures its operating and strategic performances primarily by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to the Company’s success. The Nominating and Corporate Governance Committee seeks to have a number of directors who qualify as audit committee financial experts, as well as an entire Board composed of financially literate directors.

•
Risk management oversight experience. The Nominating and Corporate Governance Committee believes that risk management oversight experience is critical to fulfill the Board’s responsibility to oversee the risks facing the Company.

•
Corporate governance experience. The Nominating and Corporate Governance Committee believes that directors with corporate governance experience support the goals of a strong Board and management accountability, transparency, and promotion of shareholders’ interests.

•	Legal experience. The Nominating and Corporate Governance Committee believes that legal experience is valuable to the Board’s oversight of the Company’s legal and regulatory compliance.

•
General business experience. The Nominating and Corporate Governance Committee believes that general business experience, as well as practical experience, is valuable to an understanding of the Company’s business goals and strategies and helps to ensure that the Board is well rounded.

Our Governance Policy requires a director who changes his or her employer or otherwise has a significant change in job responsibilities to give the Board written notice of the change and tender a letter of resignation from the Board and from all Board committees on which he or she serves. The Board, through the Nominating and Corporate Governance Committee, then determines whether or not to accept the resignation from the Board or from one or more of the committees.
The Nominating and Corporate Governance Committee’s process for recommending nominees begins with a preliminary assessment of each candidate based on the individual’s resume and biographical information, willingness to serve and other background information. This information is evaluated against the criteria stated above and the specific needs of the Company at that time. After these preliminary assessments, the candidates who appear best suited to meet the Company’s needs may be invited to participate in a series of interviews to continue the evaluative process. Incumbent directors, however, generally are not required to interview again after their initial term. On the basis of the information learned during this process, the Nominating and Corporate Governance Committee determines which individuals to recommend to the Board for nomination.

When seeking new director candidates, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management, or others. Consistent with our Governance Policy, the Nominating and Corporate Governance Committee will also consider nominating candidates recommended by shareholders on a case-by-case basis. Shareholders may recommend a candidate in writing by following the instructions below under "Shareholder Communications with Directors." Candidates recommended by shareholders are considered on the same basis and by the same standard as candidates selected by the Nominating and Corporate Governance Committee. It is important to distinguish between the recommendations of nominees by shareholders and nominations (whether by proxy solicitation or in person at a meeting) by a shareholder. Shareholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of the Company. Our Bylaws include advance notice provisions for shareholder nominations, which, among other things, set forth the information shareholders must provide regarding themselves and the director nominee when submitting nominations and require such information to be submitted no sooner than 120 days and no later than 90 days prior to the anniversary date of the Company’s last annual meeting of shareholders. See “Submission of Future Shareholder Proposals and Nominations for the 2020 Annual Meeting of Shareholders” for further information regarding the nomination process.
When considering candidates for director, the Nominating and Corporate Governance Committee takes into account a number of factors in addition to those factors discussed above that the Company considers important qualifications for Board service. These other factors include whether the candidate is independent from management and the Company, the composition of the existing Board, and the candidate’s existing commitments to other businesses. During fiscal year 2019, the Nominating and Corporate Governance Committee did not have a formal policy regarding Board diversity; however, the Nominating and Corporate Governance Committee did take into account matters of diversity (with an emphasis on diversity in professional experience and industry background) in considering candidates for the Board. In June 2019, our Board adopted the Diversity Policy, which tasks the Nominating and Corporate Governance Committee with assessing Board composition and identifying suitable candidates for appointment or re-election to the Board while considering candidates based on merit and suitability having due regard to the benefits of diversity and the needs of the Board. Pursuant to the Diversity Policy, the Nominating and Corporate Governance Committee will periodically assess the expertise, experience, skills, and backgrounds of its directors in light of the needs of the Board, including the extent to which the current composition of the Board reflects a diverse mix of knowledge, experience, skills, and backgrounds, including an appropriate number of minority and women directors. In the event of a vacancy on the Board, the Nominating and Corporate Governance Committee will include in its initial list of director candidates for potential recommendation to the Board one or more qualified women and minority candidates. The Nominating and Corporate Governance Committee will periodically assess the Diversity Policy's effectiveness in promoting a diverse Board and recommend any revisions to the Board. See “Board Diversity Policy” for further information regarding this policy.
Directors are limited by our Governance Policy to serving on no more than five public company boards of directors. There are no pre-determined term limits for directors. However, our Governance Policy states that a director will generally not serve beyond the term in which he or she attains the age of 70, provided that the Board may unanimously renominate a candidate over 70 years of age on an annual basis due to special circumstances based on a director's particular contributions and expertise.
The Company’s Nominating and Corporate Governance Committee does not currently use the services of any third party search firm to assist in identifying or evaluating board candidates. However, the Nominating and Corporate Governance Committee may engage a third party to provide these services in the future, as it deems appropriate at the time.
Director Resignation Policy
Our Governance Policy requires that in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his election than votes “for” his election will, within five (5) days following the certification of the shareholder vote, tender his written resignation to the Chairman of the Board for consideration by the Nominating and Corporate Governance Committee. Nominees for election to our Board must agree that their nomination is contingent upon adherence to this majority voting policy. The Nominating and Corporate Governance Committee will consider such tendered resignation and, promptly following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation.

Annual Board Evaluation
Our Governance Policy requires the Nominating and Corporate Governance Committee to assess the performance of the Board as a whole at least annually and give a report of its assessment to the Board.
Shareholder Communications with Directors
Any shareholder who wishes to communicate with the Board or any one or more individual directors may do so by writing to this address:
World Acceptance Corporation
Board Administration
c/o Corporate Secretary
P.O. Box 6429
Greenville, South Carolina 29606
Your letter should indicate that you are a shareholder. Such communications will be reviewed by our Corporate Secretary and Chairman of the Board, who will remove communications relating to solicitations, improper or irrelevant topics and the like. All other shareholder communications will be promptly forwarded to the applicable member(s) of the Board or to the entire Board, as requested in the shareholder communication.

DELINQUENT SECTION 16(a) REPORTS
Members of our Board of Directors, certain officers, and beneficial owners of more than 10% of our common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with the SEC regarding their beneficial ownership and changes in beneficial ownership of our common stock. Based solely on a review of such reports filed and written representations from the Company’s reporting persons, the Company believes that all Section 16(a) filing requirements were fulfilled on a timely basis during fiscal year 2019, except that Ms. Caulder filed one Form 4 reporting the disposition of shares for tax withholding purposes late.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
During fiscal year 2019, there were no transactions that were deemed to be related person transactions.
The Audit and Compliance Committee reviews and considers any related person transactions within the meaning of Item 404(a) of Regulation S-K of the SEC, as well as any matters regarding the Company’s outside directors, which the Audit and Compliance Committee believes may present a conflict of interest or potentially impair the independence of one or more of the Company’s outside directors. The Company does not have a formal related person transaction policy in writing. However, as part of its review of a related party transaction, the Audit and Compliance Committee considers the following: the nature of the related party’s interest in the transaction, the material terms of the transaction, including the amount involved and type of transaction, the importance of the transaction to the related party and to the Company, whether the transaction would impair the judgment of a director or executive officer to act in the Company’s best interest, and any other matters the Audit and Compliance Committee deems appropriate under the circumstances.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information set forth below is furnished as of the Record Date, with respect to common stock owned beneficially or of record by (i) persons known to the Company to be the beneficial owners of more than 5% of its common stock as of the Record Date, (ii) each of the directors and nominees individually, (iii) each of the executive officers included in the summary compensation table (each, a “Named Executive Officer” or “NEO”), and (iv) all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power with respect to such person’s shares shown in the table. All share amounts in the table include shares which are not outstanding but which are the subject of options exercisable in the 60 days following the Record Date. All percentages are calculated based on the total number of outstanding shares, plus the number of shares for the particular person or group which are not outstanding but which are the subject of options exercisable in the 60 days following the Record Date.
Ownership of Common Stock by Certain Beneficial Owners(1)

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Thomas W. Smith (2) Scott J. Vassalluzzo Idoya Partners L.P. Prescott General Partners LLC Prescott Associates L.P. 2220 Butts Road, Suite 320 Boca Raton, Florida 33431	2,729,073	29.7%
BlackRock, Inc. (3) 55 East 52nd Street New York, New York 10055	996,158	10.8%
The Vanguard Group (4) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	915,835	10.0%
Nantahala Capital Management, LLC (5) Wilmot B. Harkey Daniel Mack 19 Old Kings Highway S., Suite 200 Darien, Connecticut 06820	741,945	8.1%
CAS Investment Partners, LLC (6) Sosin Partners, L.P. Clifford Sosin 8 Wright Street 1st FL Westport, Connecticut 06880	644,408	7.0%
Dimensional Fund Advisors LP (7) Building One 6300 Bee Cave Road Austin, Texas 78746	604,995	6.6%

(1)
Although the amounts of shares beneficially owned and other information in the table is derived from sources described in the footnotes below, the percent of class information is derived by calculating the reported amounts as a percent of the 9,190,617 shares outstanding as of the Record Date.

(2)	Based on a Schedule 13D/A filed on July 31, 2015, subsequent Form 4 filings, and other information made available to us.

Name	Shared Voting and Dispositive Power	Sole Voting and Dispositive Power	No Voting and Shared Dispositive Power	Total
Scott J. Vassalluzzo	—	31,788	—	31,788
Thomas W. Smith	82,150	510,000	—	592,150
Idoya Partners L.P.	576,394	—	—	576,394
Prescott Associates L.P.	1,407,728	—	—	1,407,728
Prescott International Partners L.P.	53,373	—	—	53,373
Prescott General Partners LLC	2,037,495	—	—	2,037,495
In their capacities as managing members of the Prescott General Partners LLC ("PGP"), Messrs. Vassalluzzo and Smith also may be deemed to beneficially own the shares beneficially owned by PGP. PGP is the general partner of Idoya Partners L.P. Prescott Associates L.P., and Prescott International Partners L.P.

(3)	Based on a Schedule 13G/A filed on March 8, 2019. BlackRock, Inc. reported sole voting power over 978,863 shares and sole dispositive power over 996,158 shares.

(4)
Based on a Schedule 13G/A filed on February 11, 2019. The Vanguard Group reported sole voting power over 6,374 shares, shared voting power over 567 shares, sole dispositive power over 909,727 shares, and shared dispositive power over 6,108 shares.

(5)
Based on a Schedule 13G/A filed February 14, 2019. Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Daniel Mack reported shared voting and shared dispositive power over 741,945 shares. Messrs. Harkey and Mack are managing members of Nantahala. Nantahala Capital Partners SI, LP, a fund advised by Nantahala, has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, approximately 5.2% of the outstanding shares of common stock owned by Nantahala.

(6)
Based on a Schedule 13G/A filed on February 14, 2019. CAS Investment Partners, LLC (“CAS”), Sosin Partners, L.P. (the “Fund”) and Clifford Sosin reported shared voting power and shared dispositive power over 643,802 shares owned by the Fund. In addition, Mr. Sosin reported sole voting power and sole dispositive power over 606 shares. CAS is the investment manager of the Fund, and Mr. Sosin is the managing member of CAS.

(7)	Based on a Schedule 13G/A filed February 8, 2019. Dimensional Fund Advisors LP reported sole voting power over 575,877 shares and sole dispositive power over 604,995 shares.

Ownership of Common Stock by Directors, Director Nominees & Executive Officers
	Shares Beneficially Owned
Name of Individual or Number in Group	Amount (1)		Percent of Class
Scott J. Vassalluzzo	2,069,283	(2)	22.5%
R. Chad Prashad	188,327		*
D. Clinton Dyer	130,975		*
John L. Calmes Jr.	118,366		*
Jeff L. Tinney	78,371		*
Luke J. Umstetter	60,426		*
Jackie C. Willyard	51,623		*
Ken R. Bramlett, Jr.	44,313		*
Jason E. Childers	41,610		*
Charles D. Way	19,233		*
Darrell E. Whitaker	15,333		*
James H. Wanserski	—		*
Directors and all executive officers as a group (11 persons)	2,776,417	(3)	30.0%
*Less than 1%.

(1)
Includes the following shares of common stock subject to options currently exercisable or exercisable within 60 days of June 27, 2019: Mr. Bramlett - 5,000; Mr. Way - 5,000; Mr. Whitaker - 5,000; Mr. Calmes - 13,500; Mr. Dyer - 20,000; Mr. Tinney - 25,400; Mr. Prashad - 5,800; Mr. Willyard - 10,970; directors and executive officers as a group - 61,240. Includes the following shares of restricted stock: Mr. Bramlett - 5,628; Mr. Way - 5,628; Mr. Whitaker - 5,628; Mr. Calmes - 92,435; Mr. Dyer - 95,453; Mr. Childers - 38,980; Mr. Umstetter - 60,426; Mr. Tinney - 38,670; Mr. Prashad - 167,394; Mr. Willyard - 38,670; directors and executive officers as a group - 547,506.

(2)
Mr. Vassalluzzo is a Managing Member of PGP.  See “Ownership of Shares by Certain Beneficial Owners” for additional information regarding shares beneficially owned by PGP, Prescott Associates L.P., Mr. Vassalluzzo, and Mr. Smith.

(3)	Includes an aggregate of (i) 61,240 shares underlying vested options and (ii) 547,506 unvested shares of restricted stock.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information as of March 31, 2019 regarding the Company’s four existing equity compensation plans, which are the World Acceptance Corporation 2005 Stock Option Plan (the "2005 Plan"), the World Acceptance Corporation 2008 Stock Option Plan (the "2008 Plan"), the World Acceptance Corporation 2011 Stock Option Plan (the "2011 Plan"), and the World Acceptance Corporation 2017 Stock Incentive Plan (the "2017 Plan").

Plan Category (1)	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights (#) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (#) (c) (2)
Equity Compensation Plans Approved by Security Holders:
2005 Stock Option Plan (3)	6,160	47.72	—
2008 Stock Option Plan (4)	24,218	66.45	—
2011 Stock Option Plan	483,122	80.07	44,275
2017 Stock Option Plan	190,740	102.28	162,266	(5)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	704,240	85.33	206,541

(1)	For additional information on our stock plans, see Note 12 in the Notes to Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the year ended March 31, 2019.

(2)
Awards may be issued in the form of incentive stock options, nonqualified stock options, or restricted stock awards under the 2005, 2008, and 2011 Plans. Awards may be issued in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and/or phantom stock under the 2017 Plan.

(3)
The 2005 Plan terminated effective July 31, 2015, such that no further awards are available for issuance under this plan. Outstanding awards under this plan continue in accordance with the respective terms of such awards.

(4)
The 2008 Plan terminated effective August 6, 2018, such that no further awards are available for issuance under this plan. Outstanding awards under this plan continue in accordance with the respective terms of such awards.

(5)
The maximum number of shares of common stock that may be delivered under the 2017 Plan is 850,000 shares plus any shares subject to an award granted under the 2005 Plan, 2008 Plan, and 2011 Plan, which award is forfeited, canceled, terminated, expires, or lapses for any reason without the issuance of shares or pursuant to which such shares are forfeited to or reacquired by the Company.

COMPENSATION DISCUSSION AND ANALYSIS
This CD&A describes the Company's compensation philosophy and programs generally, and explains the compensation paid to its Named Executive Officers. In 2019, the Company had eight NEOs due to leadership changes and the realignment of executive roles.
Fiscal 2019 Overview
The Company delivered strong financial and operating results in fiscal 2019 while continuing to see steady progress and take strategic steps that will enable it to maintain focus on future stability and growth.
In fiscal 2019:

•	total revenues from continuing operations increased $41.9 million, or 8.3%, from fiscal 2018;

•	gross loans outstanding increased 12.3% versus an increase of 4.3% during fiscal 2018;

•	total general and administrative expense as a percentage of revenue for continuing operations decreased to 52.9% from 53.5% in fiscal 2018;

•
as a result of this performance, the Company met or exceeded the target level of performance on two of its four key corporate-level performance measures, resulting in bonus payments under the Executive Incentive Plan that averaged 47% of base salary for all NEOs for fiscal 2019;

•	our tax preparation revenues grew 27.6%; and

•	we completed the sale of our Mexico subsidiaries, effective as of July 1, 2018.
For these reasons, in addition to those discussed below in the “Executive Compensation Program” section, the Compensation and Stock Option Committee and Board believe that the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement is fair and reasonable, and unanimously recommend that the Company’s shareholders vote in favor of Proposal 2, as described below in more detail, to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as reported in this Proxy Statement.

Recent Management Changes and Reorganization

During fiscal 2019, the Board approved a series of managerial changes to fill certain vacancies and to better align and reorganize the Company’s executive team. As previously disclosed, on June 27, 2018, the Board promoted R. Chad Prashad to the position of President and Chief Executive Officer. On August 27, 2018, the Board appointed Luke J. Umstetter as the Company’s Senior Vice President, Secretary and General Counsel. Further, on October 15, 2018, the Board promoted John L. Calmes, Jr., to Executive Vice President, Chief Financial and Strategy Officer, and Treasurer, and Scott McIntyre to Senior Vice President of Accounting. Effective October 15, 2018, the Board no longer considers the Company’s Senior Vice Presidents of each of the Central, Southeastern, and Western Divisions as “executive officers” as defined by the Exchange Act.
Objectives of the Fiscal 2019 Executive Compensation Program
The Company’s fiscal 2019 executive compensation program was intended to (i) provide competitive compensation to attract and retain highly talented executives; (ii) align the interests of executives and shareholders; and (iii) motivate executives to achieve and surpass the short- and long-term goals of the Company to increase shareholder value. The Company’s program sought to create a collegial atmosphere that encourages executives to cooperate toward the achievement of goals that benefit the Company and shareholders as a whole, while at the same time rewarding each executive’s individual contributions to the Company.
The Company’s bonus and long-term incentive plans permitted executives to earn above average compensation for performance exceeding the Company’s target goals. The Compensation and Stock Option Committee believes that this approach provided competitive pay for target performance while motivating and rewarding superior performance.
The Compensation and Stock Option Committee believes that a portion of an executive’s total compensation should be in the form of variable and performance-based compensation enhancing shareholder value. The Compensation and Stock Option Committee believes that earnings per share is the most important indicator of shareholder value and that loan growth, expense control, and charge-off levels are among the most significant factors affecting earnings per share. Accordingly, performance-based compensation generally is earned based on the achievement of earnings per share targets, while annual bonuses under the Executive Incentive Plan generally have been earned based on loan growth, expense control and charge-off levels in addition to earnings per share targets. The Compensation and Stock Option Committee believes that earnings per share as a measure of performance is important to shareholders because it allows shareholders to compare the returns we earn by investing capital in our core business with the return they could expect if we returned capital to shareholders and they invested in other securities.
The Compensation and Stock Option Committee believes that the grant of equity compensation awards to executives appropriately aligns their compensation with the interests of shareholders and provides executives with an incentive to promote shareholder value.
Stock price performance is typically not a factor in setting annual compensation because the price of the Company’s stock is subject to a variety of factors outside of management’s control, such as historically low trading volumes and high volatility in the stock price.
Process Overview
The Compensation and Stock Option Committee is appointed by the Board to assist the Board in discharging the Board’s responsibilities relating (i) to compensation of the Company’s directors and officers and (ii) to the granting of stock options, restricted stock, and other forms of equity compensation under the Company’s equity compensation plans. The Compensation and Stock Option Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies, and programs of the Company and for formulating, revising, and administering the Company’s equity compensation plans.
During fiscal year 2019, the Compensation and Stock Option Committee reviewed and approved the annual compensation for the Named Executive Officers: the current President and Chief Executive Officer (“CEO”); the former interim CEO; the Executive Vice President and Chief Financial and Strategy Officer (“CFO”); the Executive Vice President and Chief Branch Operations Officer; the Senior Vice President, Secretary, and General Counsel (“General Counsel”); the Senior Vice President, IT - Strategic Solutions; the Senior Vice President, Western Division; and the Senior Vice President, Southeastern Division. In addition, the Compensation and Stock Option Committee reviewed and approved the annual compensation for the executive officers who are not NEOs and the non-executive officers who report directly to the CEO. All grants of stock options and restricted stock in fiscal year 2019 were approved by the Compensation and Stock Option Committee.
Timing of Compensation Decisions
Cash compensation for our executive and non-executive officers is typically reviewed early in each fiscal year as the budget for the coming fiscal year is being finalized and following completion of a review of the Company’s annual financial statements and level of achievement of operating objectives and personal objectives for the prior fiscal year. Equity compensation awards are usually granted in the third quarter of each fiscal year. The Compensation and Stock Option Committee may, however, review salaries or grant equity or cash compensation awards at other times as a result of new appointments, promotions or for other reasons during the year.
Role of Executives in Establishing Compensation
The CEO plays a role in the assessment and recommendation of compensation for the CEO’s direct reports and other officers of the Company, including the CFO, Executive Vice Presidents (“EVPs”), General Counsel, and Senior Vice Presidents ("SVPs"). The Company’s CEO provides information to the Compensation and Stock Option Committee regarding compensation matters generally and, in such instances, helps set the agenda for compensation discussions. The CEO is typically invited to attend general sessions of the Compensation and Stock Option Committee and, depending upon the topic to be discussed, may be invited to attend executive sessions of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee believes that the CEO’s insight into executive performance and compensation is an important factor when discussing and making decisions regarding executive compensation, and therefore the Compensation and Stock Option Committee typically asks the CEO for the CEO’s recommendations on compensation for all of the Company’s executive officers. The CEO is not present during Compensation and Stock Option Committee discussions concerning the CEO’s own compensation and does not play a role in recommendations regarding the CEO’s own compensation.
Other members of management attend meetings and executive sessions upon invitation by the Compensation and Stock Option Committee if and when the Compensation and Stock Option Committee believes their advice and input regarding specific matters before the Compensation and Stock Option Committee would be useful and appropriate.
Executive Compensation Program
During fiscal 2019, the Company’s compensation program was comprised of the following primary elements: base salary, annual cash bonuses, long-term incentive compensation in the form of equity awards granted pursuant to the Company’s stock plans, post‑employment compensation, and other employee benefits and perquisites.
Base Salary

Compensation and Stock Option Committee Philosophy
The Compensation and Stock Option Committee determines base salaries for each executive position based on the value of the individual’s experience, performance, and/or specific skill set. Base salaries are evaluated in the ordinary course of business, but generally not less than once each year at or around the time that the annual budget is approved. The Compensation and Stock Option Committee did not use an outside consultant or survey data when determining fiscal year 2019 base salaries.
Fiscal Year 2019
When determining annual base salary levels for fiscal year 2019, the Compensation and Stock Option Committee’s primary consideration for NEOs was the contribution of each of the members of the executive team to the Company’s operational improvements. The Compensation and Stock Option Committee made the following base salary changes for NEOs effective as of July 1, 2018, except as noted:

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R. Chad Prashad, President and Chief Executive Officer: Mr. Prashad’s base salary was increased by 63.2% to $420,000 effective as of June 27, 2018, upon his appointment as the Company's President and Chief Executive Officer.

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James H. Wanserski, former interim President and Chief Executive Officer: Mr. Wanserski did not receive a base salary. Under a Services Agreement dated January 22, 2018, among the Company, Mr. Wanserski and JS&R Business Services, L.L.C. d/b/a Wanserski & Associates (“W&A”), W&A received a monthly fee in the amount of $40,000. See “Executive Compensation - Services Agreement” below for additional information.

•	John L. Calmes Jr., Executive Vice President and Chief Financial and Strategy Officer: Mr. Calmes’ base salary was increased 4% to $267,696.

•	D. Clinton Dyer, Executive Vice President and Chief Branch Operations Officer: Mr. Dyer’s base salary was increased 4% to $262,080.

•	Luke J. Umstetter, Senior Vice President, Secretary and General Counsel: Mr. Umstetter’s base salary was $250,000 effective upon his appointment in August 2018.

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Jason E. Childers, Senior Vice President, IT - Strategic Solutions: Mr. Childers’ base salary was increased 4% to $191,100 and was subsequently increased 12.5% to $215,000 effective as of October 15, 2018, upon his promotion to Senior Vice President, IT - Strategic Solutions.

•	Jeff L. Tinney, Senior Vice President, Western Division: Mr. Tinney’s base salary was increased 3.5% to $198,872.

•	Jackie C. Willyard, Senior Vice President, Southeastern Division: Mr. Willyard’s base salary was increased 10% to $181,280.

As described below under “Executive Compensation - Employment Agreements,” certain NEOs have employment agreements which do not permit any reduction in their base salaries. As discussed below under “Changes for Fiscal Year 2020,” the base salaries of the Named Executive Officers were further revised effective April 1, 2019.

Annual Cash Bonuses
Compensation and Stock Option Committee Philosophy

Historically, the Compensation and Stock Option Committee granted annual cash bonuses for executives and certain other key employees under the Company’s Executive Incentive Plan. The Executive Incentive Plan was generally designed to reward executives based on the Company’s annual financial performance. This plan provided for an annual cash bonus based on the Company’s achievement of pre-established annual goals, which have historically been based on (i) earnings per share, (ii) loans receivable, (iii) expense control, and (iv) loan charge-offs. These goals were intended to motivate and reward the maximization of shareholder value based on the Compensation and Stock Option Committee’s belief that earnings per share is the primary factor in determining long-term shareholder value and that growth in loans receivable, combined with expense control, and charge-off control, are the three most significant determinants of earnings per share. For the Division Senior Vice Presidents, the Executive Incentive Plan also had a component that was based on the annual financial performance of their respective divisions. The Compensation and Stock Option Committee also retains the discretion to award bonuses outside of the Executive Incentive Plan to the extent it may determine appropriate in particular circumstances, although such bonuses are not common. As discussed below under “Changes for Fiscal Year 2020,” the Executive Incentive Plan was terminated effective April 1, 2019.
Fiscal Year 2019 Executive Incentive Plan Awards
The Executive Incentive Plan provided an opportunity for executives and certain other key employees to earn a certain percentage of base salary based on the extent to which the Company, and in certain cases, the participant’s division, achieved particular performance goals that were established at the beginning of each fiscal year. For fiscal year 2019, the Compensation and Stock Option Committee selected the threshold, target, and maximum performance levels for each selected performance factor based primarily on historical performance and the fiscal year 2019 budget. Divisional goals were set by the CEO. As an officer’s level of responsibility increases, it is the Compensation and Stock Option Committee’s intent to have a greater portion of the officer’s total compensation be dependent upon the Company’s performance rather than on the performance of individual business units. Therefore, for Mr. Prashad, Mr. Calmes, Mr. Dyer, Mr. Umstetter, and Mr. Childers, Executive Incentive Plan bonuses in fiscal year 2019 were based entirely on Company performance measures. The fiscal year performance goals for Mr. Tinney and Mr. Willyard were split between the Executive Incentive Plan performance measures described above and performance measures specific to each officer’s respective division. Mr. Wanserski, as an interim President and Chief Executive Officer, did not participate in the Executive Incentive Plan in fiscal year 2019. The Compensation and Stock Option Committee has the discretion to pay a minimum bonus amount in the event of unusual circumstances where the threshold performance objectives are not met. After the end of each fiscal year, the Compensation and Stock Option Committee determines the extent to which the Company goals have been met and the amount of the bonuses, if any, that have been earned by plan participants.
Approximately 22% of the aggregate amount of Executive Incentive Plan bonuses earned by Company employees in fiscal year 2019 were awarded to employees who are not NEOs.
The following table reflects the range of potential Executive Incentive Plan awards (as a percentage of base salary) for each of the NEOs for fiscal year 2019, excluding Mr. Wanserski who was not eligible to participate in the Executive Incentive Plan. See “2019 Summary Compensation Table” below for actual award amounts.

	Minimum (1)	% of Salary - Threshold	% of Salary – Target	% of Salary - Maximum
R. Chad Prashad	20.0%	50.0%	100.0%	150.0%
John L. Calmes, Jr.	20.0%	40.0%	80.0%	120.0%
D. Clinton Dyer	20.0%	40.0%	80.0%	120.0%
Luke J. Umstetter	10.0%	20.0%	40.0%	60.0%
Jason E. Childers	10.0%	20.0%	40.0%	60.0%
Jeff L. Tinney	8.3%	16.7%	33.3%	50.0%
Jackie C. Willyard	8.3%	16.7%	33.3%	50.0%

(1)	The Compensation and Stock Option Committee, in its discretion, may elect to award the minimum bonus amount if the threshold performance goals are not met.

The following table reflects the particular Company-level performance targets for fiscal 2019, as well as the Company’s actual level of achievement on each of these measures for fiscal 2019:

	Threshold	Target	Maximum	Actual	Target weight as a % of total bonus (CEO, CFO, EVPs, General Counsel, and SVP - IT Strategic Solutions) (1)	Target weight as a % of total bonus (SVP, Western Division and SVP, Southeastern Division)
EPS	$9.66	$10.17	$10.65	$7.84	40%	16%
Loan Growth	5.1%	6.6%	8.1%	12.3%	30%	12%
General and Administrative expenses (less amortization expense) as a percentage of revenue	51.9%	50.9%	49.9%	50.9%	20%	12%
Net charge-offs	15.3%	14.8%	14.3%	16.0%	10%	N/A (2)
Total Executive Incentive Plan – Based on Company Performance Measures as a percent of total bonus					100%	40%

(1)	Our former interim President and Chief Executive Officer was not eligible to earn a bonus under the Executive Incentive Plan.

(2)	Mr. Tinney's and Mr. Willyard’s divisional net charge-offs are included in their specific divisional performance measures. Therefore, the Company net charge-offs are excluded.

Messrs. Tinney and Willyard were each eligible to receive 0.05% of their respective division’s profit as well as $15,000 for each $750,000 of increased divisional profit, up to a maximum of $30,000.

Executive Incentive Plan bonuses were paid to our Named Executive Officers (excluding our former interim President and Chief Executive Officer), based on the achievement of the above metrics, as follows: Mr. Prashad: $325,500; Mr. Calmes: $165,972; Mr. Dyer: $162,490; Mr. Umstetter: $77,500; Mr. Childers: $50,560; Mr. Tinney: $118,965 (including the bonus paid for divisional performance); and Mr. Willyard: $107,604 (including the bonus paid for divisional performance).

Long-Term Incentive Compensation
Compensation and Stock Option Committee Philosophy

The Compensation and Stock Option Committee intends to use long-term incentive compensation as a further means of attracting and retaining qualified and highly talented executive officers with a market competitive compensation program that supplements the base salary and Executive Incentive Plan elements with longer-term incentives provided by stock options and restricted stock. The Compensation and Stock Option Committee also believes that equity-based awards foster an ownership mentality in executives and align the value of a significant component of executive compensation to the value realized by the Company’s shareholders.
Company Stock Plans
The Company currently maintains four stock plans: the 2005 Plan, the 2008 Plan, the 2011 Plan, and the 2017 Plan. The Company can grant incentive stock options to salaried employees and nonqualified stock options and restricted stock to employees and directors pursuant to the 2008 and 2011 Plans. Pursuant to the 2017 Plan, the Company can grant incentive stock options to salaried employees and nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and/or phantom stock awards to employees or directors. Certain equity awards remain outstanding under the 2005 and 2008 Plans; however, no additional awards may be granted under the 2005 or 2008 Plans. The Board has delegated authority to administer the 2005, 2008, 2011, and 2017 Plans to the Compensation and Stock Option Committee. Under the 2005, 2008, 2011, and 2017 Plans, stock options must have an exercise price that is equal to or greater than the fair market value of the stock as of the date of grant. Except in the case of adjustments to reflect corporate transactions such as a merger or stock dividend, the exercise price of options granted under the 2005, 2008, 2011, and 2017 Plans may not be reduced, directly or indirectly (for example, by substitution of new options with a lower exercise price) without shareholder approval. Awards are subject to vesting conditions as determined by the Compensation and Stock Option Committee.
Equity awards, historically in the form of options and/or restricted stock awards, are usually granted in the third quarter, unless made in connection with new hires, promotions, or other special circumstances, in which case awards may be made at the time of such event. Approximately 69% and 31% of the stock options and restricted stock, respectively, granted in fiscal year 2019 were granted to employees who are not Named Executive Officers. Additional details of each of the 2005, 2008, 2011, and 2017 Plans are below.
2005 Plan

No further awards may be issued under the 2005 Plan after August 1, 2015 pursuant to its terms.  As of March 31, 2019, 6,160 shares subject to stock options remain outstanding under the 2005 Plan.

2008 Plan

No further awards may be issued under the 2008 Plan after August 6, 2018 pursuant to its terms.  As of March 31, 2019, 24,218 shares subject to stock options and 1,596 shares of restricted stock awards remain outstanding under the 2008 Plan.

2011 Plan

As of March 31, 2019, stock option awards for 483,122 shares and 254,426 shares of restricted stock remain outstanding under the 2011 Plan. A maximum of 1,500,000 shares of common stock may be issued pursuant to the 2011 Plan. Only shares of common stock, if any, that are actually delivered with respect to an award will be counted against the maximum number of shares that may be issued under the 2011 Plan (regardless of whether the award is denominated in stock or cash). As of March 31, 2019, 44,275 shares of common stock remain available for issuance under the 2011 Plan.

No more than an aggregate of 400,000 shares can be issued to any individual pursuant to restricted stock awards over the duration of the plan, and no employee can be granted options in any calendar year for more than 75,000 shares. No more than 400,000 shares of common stock can be issued pursuant to incentive stock options.

The 2011 Plan is set to expire pursuant to its terms on August 3, 2021.

2017 Stock Incentive Plan

As of March 31, 2019, stock option awards for 190,740 shares and 496,994 shares of restricted stock remain outstanding under the 2017 Plan. The maximum number of shares of common stock that may be delivered under the 2017 Plan is the aggregate of (i) 850,000 shares of common stock plus (ii) any shares subject to an award granted under the 2005 Plan, 2008 Plan, or 2011 Plan that are forfeited, canceled, terminated, expire, or lapse for any reason without the issuance of shares or pursuant to which shares are forfeited to or reacquired by the Company. Only shares of common stock actually delivered will be counted against the maximum aggregate number of shares issuable under the 2017 Plan, regardless of whether the award is denominated in cash or shares of common stock. Dividends paid in shares and/or dividends paid in cash in connection with outstanding awards will not be counted against the 2017 Plan’s share limitations. Further, (i) shares issued under the 2017 Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition, or similar transaction involving the Company acquiring another entity and (ii) available shares under a shareholder approved plan of an acquired company (adjusted to reflect the transaction) may be used for awards under the 2017 Plan without reducing the maximum number of shares available under the 2017 Plan.

The maximum number of shares that may be issued as incentive stock options under the 2017 Plan is 850,000 shares. The maximum number of shares of common stock that may be issued pursuant to options and stock appreciation rights ("SARs") that are not related to an option granted to any one individual may not exceed the greater of (a) 75,000 shares for grants made during any one calendar year period or (b) 225,000 shares for grants made during any three calendar year period. The maximum number of shares of common stock that may be issued pursuant to awards other than options or SARs that are settled in shares of common stock granted to any one individual may not exceed the greater of (a) 75,000 shares for grants made during any one calendar year period or (b) 225,000 shares for grants made during any three calendar year period. The maximum value of awards that may be settled in cash that may be granted to any one individual during any one calendar year period shall be $1,000,000 (calculating the value of such awards based on the grant date value of the Company’s stock), and the maximum number of shares of common stock that may be issued under the 2017 Plan in conjunction with awards other than options and SARs is 500,000 shares. Further, no non-employee director may be granted awards for more than the greater of (a) $250,000 in fair market value of shares of common stock for grants made during any one calendar year period or (b) $750,000 in fair market value of shares of common stock for grants made during any three calendar year period; provided that any director cash retainer fees or other fees that are settled in shares of common stock will not be subject to the foregoing limitation.

The 2017 Plan is set to expire pursuant to its terms on August 29, 2027.

Long-Term Incentive Program

On October 15, 2018, the Compensation and Stock Option Committee and the Board approved and adopted a new long-term incentive program (the “Long-Term Incentive Program”) that seeks to motivate and reward certain employees and to align management’s interest with shareholders by focusing executives on the achievement of long-term results. In combination with the aforementioned managerial changes, we expect that this program will encourage intra- and inter-department asset allocation decisions for the long-term growth of the Company’s revenue and earnings and foster increased efficiency throughout the Company. The program is comprised of four components: service-based stock options (“Service Options”), performance-based stock options (“Performance Options”), restricted stock awards (“Restricted Stock”), and performance-based restricted stock awards (“Performance Shares”).

Pursuant to the Long-Term Incentive Program, the Compensation and Stock Option Committee granted 202,800 Service Options, 121,770 Performance Options, 382,994 Restricted Stock and 369,000 Performance Shares under the 2011 Plan and the 2017 Plan to certain employees and executive officers during fiscal 2019.

Under the Long-Term Incentive Program, up to 100% of the Performance Shares shall vest, if at all, based on the achievement of two, trailing earnings per share performance targets established by the Compensation and Stock Option Committee that are based on earnings per share (measured at the end of each calendar quarter, commencing with the calendar quarter ending September 30, 2019) for the previous four calendar quarters. The Performance Shares are eligible to vest over a 6.5 year performance period beginning on September 30, 2018 and ending on March 31, 2025, following certification by the Compensation and Stock Option Committee of achievement of applicable performance targets (such period, the “Performance Share Measurement Period”) and subject to each respective employee’s continued employment at the Company through the last day of the quarter in which the performance targets are met. For certain NEOs, the Performance Shares are also subject to vesting in accordance with the terms of their employment agreement. See “Executive Compensation - Employment Agreements,” for additional information.

Trailing 4 Quarter EPS Targets	Restricted Stock Eligible for Vesting (Percentage of Award)
$16.35	40.0%
$20.45	60.0%

The Restricted Stock awards will vest in six equal annual installments, beginning on the first anniversary of the grant date, subject to each respective employee’s continued employment at the Company through each applicable vesting date or otherwise provided under the terms of the applicable award agreement or applicable employment agreement.

The Service Options will vest in six equal annual installments, beginning on the first anniversary of the grant date, subject to each respective employee’s continued employment at the Company through each applicable vesting date or otherwise provided under the terms of the applicable award agreement or applicable employment agreement. The option price is equal to the fair market value of the common stock on the grant date and the Service Options shall have a 10-year term.

The Performance Options shall fully vest if the Company attains the four quarter trailing earnings per share target over four consecutive calendar quarters occurring between September 30, 2018 and March 31, 2025 in the table below. Such performance target was established by the Compensation and Stock Option Committee and will be measured at the end of each calendar quarter commencing on September 30, 2019. The Performance Options are eligible to vest if the performance target is met at the end of any quarter during the 6.5 year performance period beginning on September 30, 2018 and ending on March 31, 2025, following certification by the Compensation and Stock Option Committee of achievement of the performance target (such period, the “Option Measurement Period”), subject to each respective employee’s continued employment at the Company through the last day of the quarter in which the performance target was met. The Performance Options may also vest pursuant to the terms of the applicable award agreement or applicable employment agreement. The option price is equal to the fair market value of the common stock on the grant date and the Performance Options shall have a 10-year term.

Trailing 4 Quarter EPS Target	Options Eligible for Vesting (Percentage of Award)
$25.30	100%

The number of Performance Shares, Restricted Stock and Performance Options awarded to our Named Executive Officers are set forth below. Mr. Wanserski, as our interim President and Chief Executive Officer, did not participate in the Long-Term Incentive Program. Our Named Executive Officers did not receive Service Options.

Name	Number of Performance Shares	Number of shares of Restricted Stock	Number of Performance Options
R. Chad Prashad	78,000	78,000	25,740
John L. Calmes, Jr.	45,000	45,000	14,850
D. Clinton Dyer	45,000	45,000	14,850
Luke J. Umstetter	30,000	30,000	9,900
Jason E. Childers	18,000	18,000	5,940
Jeff L. Tinney	18,000	18,000	5,940
Jackie C. Willyard	18,000	18,000	5,940

Approximately 50% of the accounting expense related to the Long-Term Incentive Program is due to the Performance Shares and Performance Options.

Other Equity Awards Granted During Fiscal Year 2019
During fiscal 2019, the Company granted non-qualified stock options for 300 shares of common stock to a non-executive employee with an average exercise price of $102.22. One-third of these awards will become exercisable on each anniversary of the grant date contingent on the recipient’s continued service with the Company on such respective exercise date. In addition, the Company granted Mr. Prashad 8,000 shares of restricted stock on September 5, 2019 in connection with his promotion to President and Chief Executive Officer. On September 4, 2019, the Company granted Mr. Umstetter 426 shares of restricted stock in connection with his appointment as Senior Vice President, Secretary, and General Counsel. For both of these awards, one-third will vest on each of the first, second, and third anniversaries of the grant date contingent on the recipient’s continued service with the Company on such respective vesting date.
Post-Employment Compensation
Compensation and Stock Option Committee Philosophy
The Compensation and Stock Option Committee believes that providing supplemental retirement income to key executives under the Company’s supplemental executive retirement plans is appropriate to recognize service to the Company and the limitations on an executive’s ability to ensure significant retirement income through the Company’s 401(k) retirement plan due to the contribution limitations applicable to such plans under applicable law. Severance compensation is also provided under employment agreements with certain executive officers (see “Executive Compensation - Employment Agreements” below) to attract and retain critical executive talent and to facilitate management stability and provide executives protection in the event of their termination without cause or constructive discharge, including in situations involving a change in control of the Company.
Supplemental Executive Retirement Plans
The Company has established the World Acceptance Corporation 2005 Supplemental Income Plan (the “2005 SIP”). Based on the CEO’s recommendations, the Compensation and Stock Option Committee approves the key executives who participate in the plan. The 2005 SIP is an unfunded plan, which means there are no specific assets set aside by the Company to fund its obligations under the plan. The participating executives have no rights under the plan beyond those of a general creditor of the Company. Generally, if a participant terminates employment after reaching normal retirement age (age 65), the participant is entitled to receive a monthly benefit equal to 45% of his base salary at the time of his retirement for a period of 15 years. A participant is eligible for an early retirement benefit if the participant terminates employment after reaching age 57, provided that he has participated in the plan for at least eight years. The early retirement benefit is a pro-rated portion of the normal retirement benefit, based on the days of service the participant has accrued at his early retirement date compared to the days of service that he would have accrued if he had continued employment until normal retirement age. If a participant dies while still employed by the Company or while receiving Company-sponsored long-term disability benefits, the participant is eligible to receive the normal retirement benefit regardless of age. If the Company terminates a participant (other than for malfeasance, dishonesty, or similar wrongdoing) or the participant terminates employment due to disability, the participant will receive a normal or early retirement benefit (depending on whether termination occurs before or after normal retirement age), as the age 57 and eight years of participation requirements for early retirement benefits do not apply in such circumstances. If a participant voluntarily terminates employment before qualifying for early or normal retirement or if the participant is terminated due to malfeasance, dishonesty, or other similar wrongdoing, the participant is not entitled to any benefits under the plan.
There are currently 17 participants in the 2005 SIP, including four executive officers, 12 retired participants, and the beneficiary of one deceased participant. All of the NEOs, except Mr. Wanserski, the Company’s former interim President and Chief Executive Officer, and Messrs. Umstetter, Childers, and Willyard participate in the 2005 SIP.
Severance Compensation under Employment Agreements
As described below under “Executive Compensation - Employment Agreements,” certain NEOs have employment agreements or separation agreements pursuant to which they are entitled to severance payments and benefits upon termination of employment under certain circumstances.
Other Employee Benefits and Perquisites:
In order to provide competitive compensation and benefits to its executives, the Company provides the following benefits and perquisites:

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Life and Disability Insurance. The Company provides each NEO the same group long-term disability and life insurance as the Company in its sole discretion may from time to time provide to its other officers and employees. As described below under “Executive Compensation - Employment Agreements,” the Company has entered into employment agreements with certain NEOs that require the Company to provide specified minimum levels of long-term disability insurance coverage. In addition, if the individual becomes disabled, the Company will provide short‑term disability benefits in the form of continued payment of his base salary for up to 90 days.

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Deferred Compensation. The Company maintains for its executives a non-qualified deferred compensation plan, the World Acceptance Corporation 2005 Executive Deferral Plan (the “2005 Executive Deferral Plan”). No NEOs currently participate in this plan, and the plan is unfunded. The plan permits participants in the Executive Incentive Plan to defer payment of all or a portion of any bonus earned under the Executive Incentive Plan. The plan does not provide for any Company contributions of any kind.

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Defined Contribution Plan. NEOs are eligible to participate in the Company’s 401(k) retirement plan. The 401(k) plan permits eligible employees to defer up to 15% of their annual eligible compensation, subject to certain limitations imposed by the Code. Employee elective deferral contributions are immediately vested and non‑forfeitable. The Company makes a matching contribution equal to 50% of an employee’s elective deferral contributions not exceeding 6% of the employee’s annual eligible compensation. Matching contributions vest over a six-year period.

•	Company Car. The Company provides each NEO and each of its other officer-level employees the unrestricted use of a Company car at no expense to the officer.

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Other. The Company makes available certain perquisites or fringe benefits to executive officers and other employees, such as professional society dues, club dues, food, and recreational fees incidental to official Company functions. See “Executive Compensation - Fiscal Year 2019 Components of All Other Compensation.”

Tax Considerations
For tax years prior to January 1, 2018, Code Section 162(m) generally allowed the deduction of certain compensation paid to certain executives under the Code Section 162(m) qualified “performance-based compensation” exemption. For taxable years beginning January 1, 2018, the qualified “performance-based compensation” exemption is no longer available, except in limited situations that are eligible for transition relief. The Company is no longer eligible to take a full deduction under Code Section 162(m) for qualified “performance-based compensation,” except in limited grandfathered situations. The Compensation and Stock Option Committee may modify compensation that was initially intended to be exempt from Code Section 162(m), to the extent permitted by applicable law and the relevant governing documents, as well as its mix of compensation elements if it determines that such modifications are consistent with the Company's business needs.
During fiscal year 2019, a portion of the taxable compensation paid to our NEOs was in excess of the limits imposed by Section 162(m) and thus was not deductible by the Company for federal income tax purposes. For future years, the Company expects that a portion of the compensation paid to Named Executive Officers will not be deductible. Assuming the Company’s stock price remains stable or increases, a portion of the NEO compensation related to vesting of restricted stock and the possible exercise of non-qualified stock options will be non-deductible for federal income tax purposes.
Compensation Policies and Risk Management
On an ongoing basis, the Compensation and Stock Option Committee monitors the Company’s executive compensation programs for potential risks as part of the overall risk oversight function of the Board of Directors. See above under “Corporate Governance - Board Risk Oversight” and “Corporate Governance - Committees of the Board -Compensation and Stock Option Committee.” The Compensation and Stock Option Committee does not believe that the Company’s executive compensation programs encourage excessive or inappropriate risk taking.
Say-on-Pay
The Company provides its shareholders with the opportunity to cast an annual advisory vote, commonly known as a “say‑on‑pay” proposal, on the compensation of the executive officers named in the Summary Compensation Table of the annual proxy statement. At our 2019 annual meeting of shareholders, our NEO compensation was approved by over 98% of the votes cast. The Compensation and Stock Option Committee believes that this vote affirms that a majority of our shareholders support the Company’s historical approach to executive compensation.
Anti-Hedging and Anti-Pledging Policies
The Company maintains an Insider Trading Policy. Pursuant to this policy, directors, officers, and employees of the Company are generally prohibited from engaging in hedging activities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Further, directors, officers, and other employees must obtain pre-clearance from the Company’s Chief Financial and Strategy Officer before placing Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. Pre-clearance generally will be granted when the director, officer, or employee demonstrates the ability to repay the obligation with assets other than the pledged Company securities.

Clawback Policy
The Board adopted the World Acceptance Corporation Clawback Policy (the “Clawback Policy”) effective as of April 1, 2019. The Clawback Policy applies to certain individuals, which include all of the Named Executive Officers, except for Mr. Wanserski, and the Company’s other executive officers and certain other senior officers. The Board (or the Compensation and Stock Option Committee, if designated by the Board) has discretion to apply the Clawback Policy to the covered individuals in a number of circumstances involving specific types of misconduct, such as a violation of noncompetition or other restrictive covenants, material violation of Company policies, violation of law that is detrimental to the Company, unauthorized disclosure or use of the Company's confidential information, any indictment, conviction, or entering of a plea of any type for a crime constituting a felony or a misdemeanor involving moral turpitude, failure to cooperate with any litigation or investigation involving the Company, or any other illicit or unauthorized act or omission that is detrimental to the Company. The Board (or the Compensation and Stock Option Committee, if designated by the Board) may take any or all of the following actions with respect to the individual: (a) requiring reimbursement of cash-based incentive compensation and/or equity-based incentive compensation that was previously granted, awarded, earned, or received during the period covered by the Clawback Policy; (b) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based incentive compensation; (c) offsetting the recouped amount from any compensation otherwise owed by the Company; (d) cancelling outstanding vested, unvested, or unexercised equity-based incentive compensation; (e) requiring repayment of any amount received by in excess of the amount that the person should otherwise have received for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error); and/or (f) taking any other remedial and recovery action permitted by law, as determined by the Board.

Changes for Fiscal Year 2020
The Compensation and Stock Option Committee and the Board have reexamined any potential effects that the Company's annual bonus plan could have on the management team’s long-term strategy and motivations. The Compensation and Stock Option Committee and the Board believe that a reorientation of management's focus away from annual bonus targets and towards longer-term strategic planning is in the best interests of the Company and its shareholders. In addition, the Board adopted a new clawback policy, as described above, which applies to certain members of the Company’s management team. The intent of the changes discussed herein is to further promote long-term shareholder value creation.

Termination of Executive Incentive Plan and Base Salary Adjustments

Effective as of April 1, 2019, the Company terminated the Executive Incentive Plan. The termination does not affect the rights of participants under the Executive Incentive Plan with respect to the awards earned for the fiscal year ended March 31, 2019. The Company has adjusted the base salaries of the Named Executive Officers to include the target bonus amounts from the terminated Executive Incentive Plan. As such, the adjusted base salary (“New Base Salary”) for each of the Named Executive Officers, excluding Mr. Wanserski, is below:

R. Chad Prashad	$840,000
John L. Calmes, Jr.	$481,853
D. Clinton Dyer	$471,744
Luke J. Umstetter	$350,000
Jason E. Childers	$301,000
Jeff L. Tinney	$264,500
Jackie C. Willyard	$241,102

The Compensation and Stock Option Committee and the Board believe that the termination of the Executive Incentive Plan will promote long-term strategic planning and reduce short-term decision-making that could undermine long-term strategies and be inadvertently encouraged under an annual incentive program.

Amendment to the World Acceptance Corporation 2005 Supplemental Incentive Plan

In connection with the termination of the Executive Incentive Plan and corresponding base salary adjustments that took effect as of April 1, 2019, the Company approved the First Amendment (the “Amendment”) to the 2005 SIP. The Amendment provides that the base salaries of the Named Executive Officers shall be adjusted by a salary adjustment factor to determine the Named Executive Officers’ benefits under the 2005 SIP. The salary adjustment factor for each of the Named Executive Officers that is a participant in the 2005 SIP is below:

R. Chad Prashad	.50
John L. Calmes, Jr.	.56
D. Clinton Dyer	.56
Jeff L. Tinney	.75

The Company determined that the base salary used to determine benefits under the 2005 SIP should not be based on the New Base Salary. The Company believes that the revisions to incorporate the salary adjustment factor will decrease the named executive officer’s benefit under the 2005 SIP, which should cause the benefit to be more consistent with historical amounts.

Amended and Restated Employment Agreements

In addition, in connection with the termination of the Executive Incentive Plan and the base salary adjustments described herein, the Company amended and restated its existing employment agreements (collectively, the “Amended Employment Agreements”) with R. Chad Prashad, John L. Calmes, Jr., and D. Clinton Dyer.

The Amended Employment Agreements make various changes to reflect the termination of the Executive Incentive Plan and to describe the related base salary adjustments. The Amended Employment Agreements have been updated with the adjusted base salary amounts and to clarify that the executive’s base salary shall not be reduced below the base salary that was in effect on March 31, 2019 (the “Old Base Salary”) without the executive’s consent. Further, the Amended Employment Agreements maintain the enhanced clawback and forfeiture provisions included in the prior employment agreements, which are in addition to any rights available to the Company included in the Company’s recently adopted clawback policy or similar provisions that may apply under applicable laws, rules or regulations. The Amended Employment Agreements state that the difference between such executive’s New Base Salary and Old Base Salary shall be subject to the Company’s clawback policy. The Amended Employment Agreements clarify that disability benefits and any other supplemental benefits that are calculated using base salary should use the Old Base Salary for such calculations. The Amended Employment Agreements also delete references to the right of the executives to participate in the 2005 SIP since such executives are already participants in the 2005 SIP.

The Amended Employment Agreements revise the amount of cash severance benefits to be received by the executives for a without cause termination or a termination for good reason, each as defined under the Amended Employment Agreements and including in the context of a change in control of the Company, to reflect the termination of the Executive Incentive Plan and the adjusted base salaries. Cash severance benefits for each of our Named Executive Officers with an employment agreement currently in effect are now as follows:

R. Chad Prashad	$1,260,000
John L. Calmes, Jr.	$550,000
D. Clinton Dyer	$550,000
Luke J. Umstetter	$250,000

The Amended Employment Agreements make other minor clarifications and revisions. See the full agreements, filed with the U.S. Securities and Exchange Commission (“SEC”) as exhibits to our Current Report on Form 8-K filed on April 19, 2019 and our Annual Report on Form 10-K filed on May 23, 2019, for additional details.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation and Stock Option Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the review and discussion referred to above, the Compensation and Stock Option Committee recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement.
Compensation and Stock Option Committee
Ken R. Bramlett, Jr., Chair
Scott J. Vassalluzzo
Charles D. Way

EXECUTIVE COMPENSATION
Employment Agreements
The Company has entered into employment agreements with R. Chad Prashad, our President and Chief Executive Officer, John L. Calmes, Jr., our Executive Vice President and Chief Financial and Strategy Officer, D. Clinton Dyer, our Executive Vice President and Chief Branch Operations Officer, and Luke J. Umstetter, our Senior Vice President, Secretary, and General Counsel. The Compensation and Stock Option Committee believes that the employment agreements are necessary to secure the services of these individuals on the terms and conditions stated in the agreements, and to provide management stability should there occur a significant corporate change in control event. As described in greater detail below, these agreements provide for the payment of severance benefits in the event of a change in control, but only if the executive is terminated without cause or constructively discharged within two years following the change in control, and for the payment of certain severance benefits even if no change in control has occurred in the event the executive’s employment is terminated without cause or for good reason. The Compensation and Stock Option Committee believes that the change in control severance triggers in these agreements strike an appropriate balance between Company and shareholder concerns about executive retention in the event of a change in control and the executives’ legitimate concerns regarding termination or diminution of duties in such an event. See below for a description of the Company's employment agreements that are currently in effect. For additional information regarding the employment agreements for Messrs. Prashad, Calmes, and Dyer that were in effect on March 31, 2019, see the summaries included in our Definitive Proxy Statement filed with the SEC on July 16, 2018 and in our current report on Form 8-K filed with the SEC on October 16, 2018.
Prashad Employment Agreement
On October 15, 2018, the Company entered into an employment agreement with Mr. Prashad, which was amended and restated effective as of April 1, 2019. The amended and restated employment agreement has an initial three-year term commencing on October 15, 2018, after which it will automatically renew for successive one-year terms unless either party provides notice of intent to terminate at least 90 days prior to expiration of the then current term. Under the employment agreement, Mr. Prashad is entitled to an annual base salary of $840,000, subject to any adjustments approved by the Compensation and Stock Option Committee. His annual base salary may not be reduced below $420,000. Under the amended and restated employment agreement, Mr. Prashad is generally eligible to participate in the Company’s long-term incentive compensation plans established by the Compensation and Stock Option Committee from time to time. The amended and restated employment agreement requires the Company to provide long-term disability insurance that will provide disability benefits equal to $252,000. Under the amended and restated employment agreement, the Company provides Mr. Prashad with an automobile (including maintenance, insurance, and fuel) at the Company's expense, and he is eligible to participate in other compensation and benefits programs and arrangements for which salaried employees of the Company are generally eligible.
The amended and restated employment agreement provides for the following payments to Mr. Prashad in the event of termination of his employment:

•
If the Company terminates Mr. Prashad’s employment without cause or if Mr. Prashad terminates his employment for “good reason,” (a) he will receive payment for his accrued base salary, vacation pay, and expenses, as well as any vested benefits due under any Company benefit plans or programs; (b) he will receive severance pay in an amount equal to $1,260,000; (c) the following awards will vest as of his termination date (or the date of Committee certification in the case of (iii) below): (i) stock options and other equity incentive awards (excluding awards granted under the Long-Term Incentive Program) with purely time-based vesting; (ii) awards granted under the Long-Term Incentive Program with purely time-based vesting that are scheduled to vest within the LTIP Year (as defined in his employment agreement) in which termination of employment occurs; and (iii) the pro-rata portion (based upon the time period from October 1, 2018 until the termination date) of his purely performance-based awards granted under the Long-Term Incentive Program that are scheduled to vest within 180 days after the date of termination and for which the Compensation and Stock Option Committee certifies that the applicable performance metrics were achieved within such 180-day period; and (d) he will receive a lump sum payment equal to the total premiums he would be expected to pay for eighteen (18) months of COBRA coverage. Stock options (both time-based and performance-based) that are vested on Mr. Prashad’s termination date will be exercisable for one year following the termination date, or until their expiration date if shorter; however, any purely performance-based stock options that vested during the 180-days following termination as described in (iii) above will be exercisable for 18 months following the date of Mr. Prashad’s termination.

•
If the Company terminates Mr. Prashad’s employment for cause or he terminates his employment without good reason (including by giving notice that he will not extend the term of the employment agreement), he will only receive his accrued compensation through the termination date and any vested benefits due to him under Company plans or programs.

•
If Mr. Prashad’s employment is terminated by the Company without cause or by Mr. Prashad with good reason within two (2) years following a change in control of the Company (as defined in the employment agreement), the Company will make a lump sum payment to Mr. Prashad equal to the sum of (a) his accrued compensation prior to termination; (b) an amount equal to the total premiums he would be expected to pay for eighteen (18) months of COBRA coverage; and (c) an amount equal to $1,260,000. In addition, his stock options and other incentive awards will vest in accordance with the terms of the applicable plans and award documents; provided that all vested stock options will be exercisable for a period of one year (or until the end of the original option term, if shorter).

•
If Mr. Prashad’s employment is terminated due to his disability, the Company will pay him $420,000 over a period of 24 months but only at such times as he is not receiving benefits under the disability insurance provided by the Company. In addition, he will be entitled to receive (a) all compensation accrued through the date of termination; and (b) vested benefits due under the Company’s benefit plans.

•
If Mr. Prashad’s employment is terminated due to his death, the Company will be obligated to pay his estate (a) all compensation accrued through the date of termination; and (b) any vested amounts due under the Company’s benefit plans.

Under the amended and restated employment agreement, “cause” generally means Mr. Prashad’s (a) gross misconduct or gross neglect in respect of his duties for the Company; (b) conviction of (or plea of nolo contendere to) a felony or of a misdemeanor where active imprisonment is imposed; (c) knowing and intentional failure to comply with applicable laws with respect to the execution of the Company’s business operations; (d) falsification of Company records or engaging in theft, fraud, embezzlement, dishonesty, or other conduct that has resulted or is likely to result in material damage to the Company’s or any of its affiliates’ business or reputation; (e) failure to comply with reasonable written directives of the Board, which is not remedied within thirty (30) days after receipt of written notice specifying such failure; (f) the willful and material violation of the Company’s policies, including its Code of Ethics; and (g) the willful failure to reasonably cooperate with any investigation authorized by the Board, which failure would reasonably be expected to have a material adverse effect on the Company.
Under the amended and restated employment agreement, “good reason” generally means: (a) a reduction in Mr. Prashad’s base salary below $420,000; (b) a material diminution in his authority, duties or responsibilities; (c) a material diminution in the budget over which he retains authority; (d) requiring him to relocate his principal place of employment more than thirty-five (35) miles from the Company’s present headquarters; (e) a material breach of the agreement by the Company; or (f) the failure of the Company to renew the agreement.
Under the amended and restated employment agreement, “change in control” generally means any of the following events:
(a) The consummation of (i) a merger, share exchange, or similar transaction involving the Company or any subsidiary, but only if Company voting securities are issued or issuable; or (ii) the sale or other disposition of all or substantially all of the assets of the Company, unless, in either case, immediately after the transaction (A) the beneficial owners of the Company’s voting securities continue to own more than seventy percent (70%) of the voting power of the voting securities of the surviving company in substantially the same proportions as their ownership of the Company’s voting securities prior to the transaction; (B) no person (excluding any employee benefit plan sponsored by the surviving company or any company controlled by the surviving company) owns thirty-five percent (35%) or more of the combined voting power of the voting securities of the surviving company; and (C) at least a majority of the members of the board of directors of the surviving company are Incumbent Directors (as defined below);
(b) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a sale of the Company’s assets that does not constitute a change in control;
(c) if (i) any person acquires ownership of, or voting control over, twenty percent (20%) or more of the Company’s outstanding stock, in a single transaction or in a series of transactions occurring within a twelve-month period (an “Acquiring Person”); provided that no person may become an Acquiring Person on account of: (A) any acquisition of stock by the Company or any subsidiary; (B) any acquisition of stock by an underwriter temporarily holding such securities pursuant to a securities offering; (C) any acquisition of stock by any employee benefit plan sponsored by the Company or any subsidiary; and (D) any acquisition of stock related to a merger, share exchange, or similar transaction that that does not otherwise constitute a change in control; and (ii) a majority of the members of the Board of Directors are or become individuals who are (A) the Acquiring Person; (B) affiliates of the Acquiring Person; and/or (C) individuals whose initial assumption of office as a director occurs as a result of (I) an actual or threatened election contest or solicitation of proxies by or on behalf of the Acquiring Person or (II) the recommendation or request of the Acquiring Person or any member of the Board who is an affiliate of the Acquiring Person; or
(d) During any period of twenty-four (24) consecutive months, individuals who were members of the Board of Directors at the beginning of such period (the “Incumbent Directors”) at any time during such period cease to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director during such period whose appointment, election or nomination was approved by a vote of at least a majority of the existing Incumbent Directors shall be considered as an Incumbent Director (excluding, however, any such individual who became a director as a result of an actual or threatened election contest or solicitation of proxies by or on behalf of a person other than the Board of Directors).
The amended and restated employment agreement requires Mr. Prashad to execute a release of legal claims against the Company in order to receive any of the severance benefits provided by the agreement. The amended and restated employment agreement also restricts Mr. Prashad from engaging in certain acts of competition with the Company and from soliciting the Company’s employees or inducing them to leave their employment with the Company during the term of the amended and restated employment agreement and for a period of two years after the termination of his employment. He has also agreed to confidentiality and non-disparagement obligations that the Company believes are customary.
Calmes Employment Agreement
On November 19, 2015, the Company entered into an employment agreement with Mr. Calmes. The employment agreement had an initial three-year term, after which it automatically renewed for successive one-year terms unless either party provides notice of intent to terminate at least 90 days prior to expiration of the then current term. The Company amended Mr. Calmes’ employment agreement, effective as of October 15, 2018, and amended and restated Mr. Calmes’ amended employment agreement, effective as of April 1, 2019. The amended and restated employment agreement has an initial three-year term commencing on October 15, 2018, after which it automatically renews for successive one-year terms unless either party provides notice of intent to terminate at least 90 days prior to expiration of the then current term.
Mr. Calmes’ amended and restated employment agreement is substantially similar to Mr. Prashad’s amended and restated employment agreement with respect to compensation and benefits except that Mr. Calmes’ (a) base salary is initially $481,853; (b) annual base salary may not be reduced below $267,696; (c) disability benefits equal $267,696; and (d) severance benefits and change in control payment equal $550,000.

Dyer Employment Agreement
On September 1, 2016, the Company entered into an employment agreement with Mr. Dyer. The employment agreement had an initial three-year term, after which it automatically renewed for successive one-year terms unless either party provides notice of intent to terminate at least 90 days prior to expiration of the then current term. The Company amended Mr. Dyer’s employment agreement, effective as of October 15, 2018, and amended and restated Mr. Dyer’s amended employment agreement, effective as of April 1, 2019. The amended and restated employment agreement has an initial three-year term commencing on October 15, 2018, after which it automatically renews for successive one-year terms unless either party provides notice of intent to terminate at least 90 days prior to expiration of the then current term.
Mr. Dyer’s amended and restated employment agreement is substantially similar to Mr. Prashad’s amended and restated employment agreement with respect to compensation and benefits except that Mr. Dyer’s (a) base salary is initially $471,744; (b) annual base salary may not be reduced below $262,080; (c) disability benefits equal $262,080; and (d) severance benefits and change in control payment equal $550,000.
Umstetter Employment Agreement
Effective as of April 1, 2019, the Company entered into an employment agreement with Mr. Umstetter. The employment agreement has an initial three-year term commencing on April 1, 2019, after which it automatically renews for successive one-year terms unless either party provides notice of intent to terminate at least 90 days prior to expiration of the then current term. Mr. Umstetter’s employment agreement is substantially similar to Mr. Prashad’s amended and restated employment agreement with respect to compensation and benefits except that Mr. Umstetter’s (a) base salary is initially $350,000; (b) annual base salary may not be reduced below $250,000; and (c) disability and severance benefits and change in control payment equal $250,000.
Services Agreement
In connection with the appointment of James H. Wanserski as interim President and Chief Executive Officer of the Company, the Company entered into a Services Agreement, effective January 22, 2018, with Mr. Wanserski and W&A. Under the terms of the Services Agreement, W&A received a monthly fee in the amount of $40,000, in addition to reimbursement from the Company for all reasonable out-of-pocket expenses, including costs of travel, temporary housing and lodging expenses, legal counsel, and any applicable sales or excise tax and other direct expenses. The Services Agreement had no specified term and was terminable by either party as of the end of any month upon at least ten (10) days prior written notice to the other party. The Services Agreement and Mr. Wanserski's service as interim President and Chief Executive Officer, were terminated effective June 27, 2018. Pursuant to the terms of the Services Agreement, W&A received the monthly fee described above through July 31, 2018. Mr. Wanserski agreed to provide consulting services to the Company through July 31, 2018. Under the terms of the Services Agreement, the Company is also required to indemnify Mr. Wanserski and W&A to the fullest extent permitted by South Carolina law for losses arising out of or in connection with the engagement.

2019 Summary Compensation Table
The following table includes information concerning compensation for each of the three fiscal years ended March 31, 2019, 2018, and 2017 for the Company’s Named Executive Officers, including the current and former CEOs, the CFO, the three other most highly compensated executive officers of the Company who were serving as such as of March 31, 2019, and two other employees of the Company who would have been one of the three other most highly compensated executive officers but for the fact that they were not serving as executive officers of the Company as of March 31, 2019.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
R Chad Prashad (7)	2019	370,022	—	16,669,320	1,363,891	325,500	244,749	32,466	19,005,948
President and Chief Executive Officer (former Senior Vice President and Chief Strategy and Analytics Officer)	2018	195,879	—	389,330	—	92,714	—	19,307	697,230

James H. Wanserski (8)	2019	160,000	—	—	—	—	—	10,820	170,820
Former Interim President and Chief Executive Officer	2018	90,667	—	—	—	—	—	9,135	99,802

John L. Calmes, Jr.	2019	259,776	—	9,071,100	786,860	165,972	43,548	32,387	10,359,643
Executive Vice President and Chief Financial and Strategy Officer	2018	251,550	—	—	—	251,434	46,662	26,777	576,423
	2017	231,750	—	375,550	—	117,000	35,052	28,977	788,329

D. Clinton Dyer	2019	254,326	—	9,071,100	786,860	162,490	50,173	27,341	10,352,290
Executive Vice President and Chief Branch Operations Officer	2018	249,000	—	486,743	—	246,159	50,989	19,808	1,052,699
	2017	223,333	—	375,550	—	120,000	92,266	59,051	870,200

Luke J. Umstetter (9) (10)	2019	189,423	50,000	6,097,297	524,573	77,500	—	7,274	6,946,067
Senior Vice President, General Counsel, and Secretary

Jason E. Childers (9)	2019	196,477	—	3,628,440	314,744	50,560	—	22,002	4,212,223
Senior Vice President – IT Strategic Solutions

Jeff L. Tinney	2019	192,988	—	3,628,440	314,744	118,965	46,475	10,542	4,312,154
Senior Vice President– Western Division	2018	191,223	—	233,856	—	125,696	20,384	9,531	580,690
	2017	190,286	—	188,161	—	66,650	31,976	9,124	486,197

Jackie C. Willyard (9)	2019	176,957	—	3,628,440	314,744	107,604	—	14,840	4,242,585
Senior Vice President – Western Division

(1)
The amounts represent base salaries earned during the fiscal year. For more information, see “Compensation Discussion and Analysis - Executive Compensation Program - Base Salary” above regarding base salary adjustments for fiscal year 2019.

(2)	Mr. Umstetter received a $50,000 sign-on bonus in connection with his appointment as Senior Vice President, Secretary, and General Counsel in August 2018.

(3)
The amounts in these columns reflect the aggregate grant date fair value determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 in the Notes to Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the year ended March 31, 2019.

(4)
This compensation was earned under the Company’s Executive Incentive Plan, as described further above under “Compensation Discussion and Analysis - Executive Compensation Program - Annual Cash Bonuses” and is generally based on the Company’s achievement of pre-established annual goals related to increases in earnings per share, growth in receivables, expense control, and loan charge-off control. As discussed below under “Changes for Fiscal Year 2020,” the Company terminated the Executive Incentive Program, effective as of April 1, 2019.

(5)
These amounts consist of the increase in the present value of the accumulated benefit at retirement of the NEO’s benefit under the 2005 SIP. As noted above, the Company maintains the 2005 Executive Deferral Plan, but currently no NEOs participate in this plan.

(6)
Amounts in this column represent perquisites or personal benefits provided to the NEOs by the Company. Components of All Other Compensation in fiscal year 2019 are further described in a separate table below.

(7)
Mr. Prashad was not a NEO during fiscal year 2017. Mr. Prashad was appointed President and Chief Executive Officer of the Company effective June 27, 2018. In connection with his promotion to President and Chief Executive Officer, Mr. Prashad was granted 8,000 shares of restricted stock that vest pro rata on June 27, 2019, June 27, 2020, and June 27, 2021.

(8)
Mr. Wanserski was appointed interim President and Chief Executive Officer effective as of January 22, 2018 and was terminated effective as of June 27, 2018; however, he continued to provide consulting services through July 31, 2019. Mr. Wanserski was not a NEO during fiscal year 2017. Mr. Wanserski was compensated through W&A, which was paid a monthly fee of $40,000 and reimbursed for reasonable out-of-pocket expenses, including costs of travel and temporary housing and lodging expenses. Mr. Wanserski did not participate in any of the Company's incentive or other compensation plans.

(9)	Mr. Umstetter, Mr. Childers, and Mr. Willyard were not NEOs during fiscal years 2017 and 2018.

(10)
Mr. Umstetter was appointed Senior Vice President, General Counsel, and Secretary effective August 27, 2018. In connection with his appointment, he was granted 426 shares of restricted stock that vest pro rata on September 4, 2019, September 4, 2020, and September 4, 2021.

Fiscal Year 2019 Components of All Other Compensation

Benefits and Perquisites	Prashad	Wanserski	Calmes	Dyer	Umstetter	Childers	Tinney	Willyard
Company auto (1)	22,460	—	22,677	17,200	6,936	14,021	2,643	5,165
Company contributions to 401(k) Plan	9,255	—	9,248	9,380	—	7,465	5,915	8,343
Term life insurance premiums	751	—	462	761	338	516	1,984	1,332
Temporary housing and travel	—	10,820
Total	32,466	10,820	32,387	27,341	7,274	22,002	10,542	14,840

(1)	Includes the aggregate incremental cost for use of a Company-owned auto (i.e., the annual lease value, fuel, maintenance, taxes, and insurance related to usage).

2019 Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to awards made under the Executive Incentive Plan and the 2008, 2011, and 2017 Plans for the fiscal year ended March 31, 2019 to each of the NEOs.

Name	Award Type (1)	Plan	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)	Estimated Future Payouts Under Equity Incentive Plan Awards (3)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)

				Threshold ($)	Target ($)	Maxi-mum ($)	Threshold (#)	Target (#)	Maxi-mum (#)
R. Chad Prashad	EIP Cash Bonus	—		210,000	420,000	630,000	—	—	—	—	—	—	—
	Performance Shares	2011 Plan	10/15/18	—	—	—	—	78,000	—	—	—	—	7,861,620
	Performance Options	2011 Plan	10/15/18	—	—	—	—	25,740	—	—	—	100.79	1,363,891
	Restricted Stock	2011 Plan	10/15/18	—	—	—	—	—	—	78,000	—	—	7,861,620
	Other RSAs	2011 Plan	9/5/18	—	—	—	—	—	—	8,000	—	—	946,080

James H. Wanserski (5)	—	—		—	—	—	—	—	—	—	—	—	—

John L. Calmes, Jr.	EIP Cash Bonus	—		107,078	214,157	321,235	—	—	—	—	—	—	—
	Performance Shares	2011 Plan	10/15/18	—	—	—	—	45,000	—	—	—	—	4,535,550
	Performance Options	2011 Plan	10/15/18	—	—	—	—	14,850	—	—	—	100.79	786,860
	Restricted Stock	2011 Plan	10/15/18	—	—	—	—	—	—	45,000	—	—	4,535,550
	Other RSAs	—		—	—	—	—	—	—	—	—	—	—

D. Clinton Dyer	EIP Cash Bonus	—		104,832	209,664	314,496	—	—	—	—	—	—	—
	Performance Shares	2017 Plan	10/15/18	—	—	—	—	45,000	—	—	—	—	4,535,550
	Performance Options	2011 Plan	10/15/18	—	—	—	—	14,850	—	—	—	100.79	786,860
	Restricted Stock	2017 Plan	10/15/18	—	—	—	—	—	—	45,000	—	—	4,535,550
	Other RSAs	—		—	—	—	—	—	—	—	—	—	—

Luke J. Umstetter	EIP Cash Bonus	—		50,000	100,000	150,000	—	—	—	—	—	—	—
	Performance Shares	2017 Plan	10/15/18	—	—	—	—	30,000	—	—	—	—	3,023,700
	Performance Options	2017 Plan	10/15/18	—	—	—	—	9,900	—	—	—	100.79	524,573

	Restricted Stock	2017 Plan	10/15/18	—	—	—	—	—	—	30,000	—	—	3,023,700
	Other RSAs	2011 Plan	9/4/18	—	—	—	—	—	—	426	—	—	49,983

Jason E. Childers	EIP Cash Bonus	—		43,000	86,000	129,000	—	—	—	—	—	—	—
	Performance Shares	2017 Plan	10/15/18	—	—	—	—	18,000	—	—	—	—	1,814,220
	Performance Options	2011 Plan	10/15/18	—	—	—	—	5,940	—	—	—	100.79	314,744
	Restricted Stock	2017 Plan	10/15/18	—	—	—	—	—	—	18,000	—	—	1,814,220
	Other RSAs	—		—	—	—	—	—	—	—	—	—	—

Jeff L. Tinney	EIP Cash Bonus	—		33,145	66,291	99,436	—	—	—	—	—	—	—
	EIP Division Cash Bonus (6)	—		—	62,618	—	—	—	—	—	—	—	—
	Performance Shares	2017 Plan	10/15/18	—	—	—	—	18,000	—	—	—	—	1,814,220
	Performance Options	2011 Plan	10/15/18	—	—	—	—	5,940	—	—	—	100.79	314,744
	Restricted Stock	2017 Plan	10/15/18	—	—	—	—	—	—	18,000	—	—	1,814,220
	Other RSAs	—		—	—	—	—	—	—	—	—	—	—

Jackie C. Willyard	EIP Cash Bonus	—		30,213	60,427	90,640	—	—	—	—	—	—	—
	EIP Division Cash Bonus (6)	—		—	56,242	—	—	—	—	—	—	—	—
	Performance Shares	2017 Plan	10/15/18	—	—	—	—	18,000	—	—	—	—	1,814,220
	Performance Options	2011 Plan	10/15/18	—	—	—	—	5,940	—	—	—	100.79	314,744
	Restricted Stock	2017 Plan	10/15/18	—	—	—	—	—	—	18,000	—	—	1,814,220
	Other RSAs	—		—	—	—	—	—	—	—	—	—	—

(1)
"EIP Cash Bonus" represents the NEO’s cash bonus opportunity for fiscal 2019 under the Executive Incentive Plan; "EIP Division Cash Bonus” represents Messrs. Tinney and Willyard's cash bonus opportunity for divisional performance for fiscal 2019 under the Executive Incentive Plan; "Performance Shares" represent the performance-based restricted stock awards granted to the NEO during fiscal 2019 under the Long-Term Incentive Program; "Performance Options" represent the performance-based stock options granted to the NEO during fiscal 2019 under the Long-Term Incentive Program; "Restricted Stock" represent service-based restricted stock awards granted to the NEO during fiscal 2019 under the Long-Term Incentive Program; and "Other RSAs" represent all other service-based restricted stock awards granted to the NEO during fiscal 2019. The actual amounts paid to our NEO's under the Executive Incentive Plan are described in the "Non-Equity Incentive Plan Compensation" column in the "Summary Compensation Table" above.

(2)	Awards represent the NEO’s cash bonus opportunity for fiscal 2019 under the Executive Incentive Plan. In regards to Messrs. Tinney and Willyard, these amounts exclude bonus for divisional performance.

(3)
See "Compensation Discussion and Analysis - Long-Term Incentive Compensation - Long-Term Incentive Program" for information regarding performance metrics and vesting for the Performance Shares and Performance Options.

(4)	The amounts in this column represent the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718.

(5)
As former interim President and Chief Executive Officer, Mr. Wanserski did not receive any equity or other incentive grants under our incentive plans, including the Executive Incentive Plan and the 2008, 2011, and 2017 Plans.

(6)
Award reflects a representative amount based on the previous year’s performance.  See “Compensation Discussion and Analysis - Executive Compensation Program - Annual Cash Bonuses” for additional information. Actual amounts paid are reflected in the “Summary Compensation Table” above. Of the Company’s NEOs, only Messrs. Willyard and Tinney are eligible to receive EIP Division Cash Bonuses.

The terms of the fiscal year 2019 awards under the Executive Incentive Plan and the 2008, 2011 and 2017 Stock Plans are described above under “Compensation Discussion and Analysis - Executive Compensation Program - Annual Cash Bonuses” and “Compensation Discussion and Analysis - Executive Compensation Program - Long-Term Incentive Compensation,” respectively.
Outstanding Equity Awards at Fiscal 2019 Year-End Table
The following table includes certain information with respect to the value at March 31, 2019 of all unexercised options and unvested restricted shares previously awarded to the NEOs.

		Option Awards						Stock Awards
Name	Plan	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
R. Chad Prashad	2011 Plan	2,400	600		(3)	79.57	6/2/2024	—	—	—		—
R. Chad Prashad	2011 Plan	800	200		(4)	76.51	11/24/24	—	—	—		—
R. Chad Prashad	2011 Plan	1,500	1,000		(5)	82.97	5/21/25	—	—	—		—
R. Chad Prashad	2011 Plan	—	—	25,740	(6)	100.79	10/15/28	—	—	—		—
R. Chad Prashad	2008 Plan	—	—			—	—	980	114,787	—	(7)	—
R. Chad Prashad	2008 Plan	—	—			—	—	2,414	282,752	—	(8)	—

R. Chad Prashad	2011 Plan	—	—			—	—	8,000	937,040	—	(9)	—
R. Chad Prashad	2011 Plan	—	—			—	—	78,000	9,136,140	—	(10)	—
R. Chad Prashad	2017 Plan	—	—			—	—	—	—	46,800	(11)	5,481,684
R. Chad Prashad	2017 Plan	—	—			—	—	—	—	31,200	(12)	3,654,456

James H. Wanserski (2)		—	—			—	—	—	—	—		—

John L. Calmes	2008 Plan	13,500	—			86.52	12/12/23	—	—	—		—
John L. Calmes	2011 Plan	—	—	14,850	(6)	100.79	10/15/28	—	—	—		—
John L. Calmes	2008 Plan	—	—			—	—	2,435	285,212	—	(7)	—
John L. Calmes	2011 Plan	—	—			—	—	45,000	5,270,850	—	(10)	—
John L. Calmes	2017 Plan	—	—			—	—	—	—	27,000	(11)	3,162,510
John L. Calmes	2017 Plan	—	—			—	—	—	—	18,000	(12)	2,108,340

D. Clinton Dyer	2011 Plan	20,000	—			74.08	12/7/22	—	—	—		—
D. Clinton Dyer	2011 Plan	—	—	14,850	(6)	100.79	10/15/28	—	—	—		—
D. Clinton Dyer	2008 Plan	—	—			—	—	2,435	285,212	—	(7)	—
D. Clinton Dyer	2008 Plan	—	—			—	—	3,018	353,498	—	(8)	—
D. Clinton Dyer	2008 Plan	—	—			—	—	45,000	5,270,850	—	(10)	—
D. Clinton Dyer	2017 Plan	—	—			—	—	—	—	27,000	(11)	3,162,510
D. Clinton Dyer	2017 Plan	—	—			—	—	—	—	18,000	(12)	2,108,340

Luke J. Umstetter	2011 Plan	—	—	9,900	(6)	100.79	10/15/28	—	—	—		—
Luke J. Umstetter	2017 Plan	—	—			—	—	426	49,897	—	(13)	—
Luke J. Umstetter	2017 Plan	—	—			—	—	30,000	3,513,900	—	(10)	—
Luke J. Umstetter	2017 Plan	—	—			—	—	—	—	18,000	(11)	2,108,340
Luke J. Umstetter	2017 Plan	—	—			—	—	—	—	12,000	(12)	1,405,560

Jason E. Childers	2011 Plan	—	—	5,940	(6)	100.79	10/15/28	—	—	—		—
Jason E. Childers	2017 Plan	—	—			—	—	792	92,767	—	(14)	—
Jason E. Childers	2017 Plan	—	—			—	—	980	114,787	—	(7)	—
Jason E. Childers	2017 Plan	—	—			—	—	1,208	141,493	—	(7)	—

Jason E. Childers	2017 Plan	—	—			—	—	18,000	2,108,340	—	(10)	—
Jason E. Childers	2017 Plan	—	—			—	—	—	—	10,800	(11)	1,265,004
Jason E. Childers	2017 Plan	—	—			—	—	—	—	7,200	(12)	843,336

Jeff L. Tinney	2005 Plan	5,400	—			43.04	11/8/20	—	—	—		—
Jeff L. Tinney	2011 Plan	20,000	—			74.08	12/7/22	—	—	—		—
Jeff L. Tinney	2011 Plan	—	—	5,940	(6)	100.79	10/15/28	—	—	—		—
Jeff L. Tinney	2008 Plan	—	—			—	—	1,220	142,899	—	(7)	—
Jeff L. Tinney	2008 Plan	—	—			—	—	1,450	169,839	—	(8)	—
Jeff L. Tinney	2017 Plan	—	—			—	—	18,000	2,108,340	—	(10)	—
Jeff L. Tinney	2017 Plan	—	—			—	—	—	—	10,800	(11)	1,265,004
Jeff L. Tinney	2017 Plan	—	—			—	—	—	—	7,200	(12)	843,336

Jackie C. Willyard	2011 Plan	2,400	—			67.70	11/7/21	—	—	—		—
Jackie C. Willyard	2011 Plan	3,000	—			67.12	11/6/22	—	—	—		—
Jackie C. Willyard	2011 Plan	2,250	—			89.21	11/5/23	—	—	—		—
Jackie C. Willyard	2011 Plan	2,000	500		(4)	76.51	11/24/24	—	—	—		—
Jackie C. Willyard	2011 Plan	1,320	—			26.94	10/1/25	—	—	—		—
Jackie C. Willyard	2011 Plan	—	—	5,940	(6)	100.79	10/15/28	—	—	—		—
Jackie C. Willyard	2008 Plan	—	—			—	—	1,220	142,899	—	(7)	—
Jackie C. Willyard	2008 Plan	—	—			—	—	1,450	169,839	—	(8)	—
Jackie C. Willyard	2017 Plan	—	—			—	—	18,000	2,108,340	—	(10)	—
Jackie C. Willyard	2017 Plan	—	—			—	—	—	—	10,800	(11)	1,265,004
Jackie C. Willyard	2017 Plan	—	—			—	—	—	—	7,200	(12)	843,336

(1)	These amounts are based on the market value of the Company’s common stock at the close of business on March 29, 2019, which was $117.13.

(2)	As former interim President and Chief Executive Officer, Mr. Wanserski was not granted any equity awards under our incentive plans, including the 2008, 2011, and 2017 Plans.

(3)	Stock options vested on 6/2/19.

(4)	Stock options will vest on 11/24/19.

(5)	Stock options vested one half on 5/21/19 and will vest one half on 5/21/20.

(6)
Performance Options will fully vest if the Company attains the four quarter trailing earnings per share target of $25.30 over four consecutive calendar quarters occurring between September 30, 2018 and March 31, 2025.

(7)	The restricted shares vest at a rate of 33% per year with the remaining vesting date of 10/3/19.

(8)	The restricted shares vest at a rate of 33% per year with the remaining vesting dates of 10/1/19 and 10/1/20.

(9)	The restricted shares vest at a rate of 33% per year with vesting dates of 6/27/19, 6/27/20, and 6/27/21.

(10)
The Restricted Stock shares vest at a rate of 16.7% per year with vesting dates of 10/15/19, 10/15/20, 10/15/21, 10/15/22, 10/15/23, and 10/15/24. See "Compensation Discussion and Analysis - Long-Term Incentive Compensation - Long-Term Incentive Program" for additional information regarding Restricted Stock.

(11)
Performance Shares will fully vest if the Company attains the four quarter trailing earnings per share target of $16.35 over four consecutive calendar quarters occurring between September 30, 2018 and March 31, 2025. See "Compensation Discussion and Analysis - Long-Term Incentive Compensation - Long-Term Incentive Program" for additional information regarding Performance Shares.

(12)
Performance Shares will fully vest if the Company attains the four quarter trailing earnings per share target of $20.45 over four consecutive calendar quarters occurring between September 30, 2018 and March 31, 2025. See "Compensation Discussion and Analysis - Long-Term Incentive Compensation - Long-Term Incentive Program" for additional information regarding Performance Options.

(13)	The restricted shares vest at a rate of 33% per year with vesting dates of 9/4/19, 9/4/2020 and 9/4/21.

(14)	The restricted shares vest at a rate of 33% per year with the final vesting date of 5/3/19.

2019 Option Exercises and Stock Vested Table
The following table includes certain information regarding amounts realized by the NEOs on account of the exercise of stock options and the vesting of restricted stock during the fiscal year ended March 31, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
R. Chad Prashad	—	—	2,987	332,624
James H. Wanserski (1)	—	—	—	—
John L. Calmes, Jr.	—	—	4,935	548,944
D. Clinton Dyer	—	—	5,194	577,849
Luke J. Umstetter	—	—	—	—
Jason E. Childers	—	—	2,376	258,980
Jeff L. Tinney	—	—	3,195	355,659
Jackie C. Willyard	—	—	1,945	216,159

(1)	Former interim President and Chief Executive Officer Mr. Wanserski was not granted any equity under our incentive plans, including the 2008 Plan, 2011 Plan, and 2017 Plan.

Supplemental Executive Retirement Plan; 2019 Pension Benefits Table
The table below sets forth information regarding NEO benefits under the Company’s 2005 SIP described above under “Compensation Discussion and Analysis - Executive Compensation Program ‑ Post‑Employment Compensation.”

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Present Value of Accumulated Benefit at Death ($) (2)	Payments During Last Fiscal Year ($)
R. Chad Prashad	2005 SIP	4	244,749	1,835,615	—
James H. Wanserski (3)		—	—	—	—
John L. Calmes, Jr.	2005 SIP	5	188,705	1,169,969	—
D. Clinton Dyer	2005 SIP	16	509,077	1,145,424	—
Luke J. Umstetter (4)		—	—	—	—
Jason E. Childers (4)		—	—	—	—
Jeff L. Tinney	2005 SIP	32	678,378	869,172	—
Jackie C. Willyard (4)		—	—	—	—

(1)	Based on the assumptions disclosed in Note 12 in the Notes to Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the year ended March 31, 2019.

(2)	Present value of 2005 SIP benefits payable at death was calculated as 45% of the executive’s base salary as of March 31, 2019 for 15 years assuming a 6% interest rate.

(3)	As former interim President and Chief Executive Officer, Mr. Wanserski did not participate in the Company’s 2005 SIP or any other pension benefit program.

(4)	Mr. Umstetter, Mr. Childers, and Mr. Willyard do not participate in the Company’s 2005 SIP or any other pension benefit program.

Potential Payments upon Termination or Change in Control

The following tables describe the potential payments and benefits that would have been payable to our NEOs under our existing plans and agreements, assuming the occurrence of certain events, in each case, on March 31, 2019. As described above under "Employment Agreements," the Company entered into amended and restated employment agreements with Messrs. Prashad, Calmes, and Dyer and an employment agreement with Mr. Umstetter effective as of April 1, 2019. Thus, the amounts shown in the tables do not reflect the potential payments and benefits subsequent to March 31, 2019. The amounts shown in the tables do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms, or operation in favor of the NEOs. Because the disclosures in the following tables assume the occurrence of certain events as of a particular date and under a particular set of circumstances (and therefore make a number of important assumptions), the actual amount to be paid to each of our NEOs may vary significantly from the amounts included in the table.

Severance Benefits
As of March 31, 2019, Messrs. Prashad, Calmes, and Dyer were entitled to severance benefits pursuant to employment agreements in the event that they are terminated without cause or constructively discharged. The following table provides estimates of the amounts payable to Messrs. Prashad, Wanserski, Calmes, Dyer, Umstetter, Childers, Tinney, and Willyard assuming each had been terminated without cause or constructively discharged on March 31, 2019. Note that the table excludes unpaid salary accrued through the termination date and reimbursement of any unpaid business expenses. The table also does not include any amounts payable under the Executive Incentive Plan for the NEOs listed because under that plan, a participant who terminated employment at or after the end of a fiscal year is entitled to the same amount that they would have received if they had not terminated employment. Finally, Messrs. Prashad, Calmes, Dyer, and Tinney are entitled to benefits under the 2005 SIP if they are terminated prior to death or retirement (other than for malfeasance, dishonesty or similar wrongdoing) as described above under “Compensation Discussion and Analysis - Executive Compensation Program - Post-Employment Compensation.” The value of such 2005 SIP benefits is included in the foregoing section (“Supplemental Executive Retirement Plan; 2019 Pension Benefits Table”) and therefore is not included in the table below.

Name	Salary Continuation ($)	Benefits Continuation ($) (1)	Benefits from Accelerated Equity Vesting ($) (2)	Total ($)
R. Chad Prashad	1,260,000	12,420	2,922,089	4,194,509
James H. Wanserski (3)	—	—	—	—
John L. Calmes, Jr.	535,938	12,420	1,163,687	1,712,045
D. Clinton Dyer	524,160	12,420	1,517,185	2,053,765
Luke J. Umstetter (4)	—	—	—	—
Jason E. Childers	—	—	—	—
Jeff L. Tinney	—	—	—	—
Jackie C. Willyard	—	—	—	—

(1)
The benefits continuation payment represents 18 months of COBRA premiums for Messrs. Prashad, Calmes, and Dyer. Mr. Umstetter’s employment agreement providing for 12 months of COBRA premiums was not effective until April 1, 2019.

(2)
With respect to unvested stock options and restricted stock that become vested upon a termination without cause, the benefits (per share) from accelerated vesting represent, for options, the difference between the Company’s March 29, 2019 closing stock price ($117.13) and the option exercise price, and, for restricted stock, the Company’s March 29, 2019 closing stock price ($117.13).

(3)	As former interim President and Chief Executive Officer, Mr. Wanserski was not entitled to severance benefits.

(4)	Mr. Umstetter’s employment agreement providing for severance benefits was not effective until April 1, 2019.

Death Benefits
Certain benefits become due upon the death of a NEO, primarily life insurance benefits, benefits under the Company’s 2005 SIP and vesting of stock awards. The following table shows the death benefits that would have been due in the event that the respective NEO had died on March 31, 2019. Note that the table excludes unpaid salary accrued through the termination date and reimbursement of any unpaid business expenses. In addition, the table does not include any amounts payable under the Executive Incentive Plan because under that plan, a participant who died at or after the end of a fiscal year is entitled to the same amount that he would have received if he had not died.

Name	Life insurance proceeds ($) (1)	Present Value of 2005 SIP benefits ($) (2)	Benefits from Accelerated Equity Vesting ($) (3)	Total ($)
R. Chad Prashad	500,000	1,835,615	2,922,089	5,257,704
James H. Wanserski (4)	—	—	—	—
John L. Calmes, Jr.	500,000	1,169,969	1,163,687	2,833,656
D. Clinton Dyer	500,000	1,145,424	1,517,185	3,162,609
Luke J. Umstetter (5)	500,000	—	—	500,000
Jason E. Childers	430,000	—	—	430,000
Jeff L. Tinney	397,744	869,172	—	1,266,916
Jackie C. Willyard	362,560	—	—	362,560

(1)	Life insurance proceeds represent two times the participant’s base pay, not to exceed $500,000.

(2)	Present value of the 2005 SIP benefits payable at death was calculated as 45% of the executive’s base salary for 15 years, assuming a 6% interest rate.

(3)
With respect to unvested stock options and restricted stock that become vested upon a termination without cause, benefits from accelerated vesting represent, for options, the difference between the Company’s March 29, 2019 closing stock price ($117.13) and the option exercise price, and, for restricted stock, the Company’s March 29, 2019 closing stock price ($117.13).

(4)	As former interim President and Chief Executive Officer, Mr. Wanserski was not entitled to death benefits.

(5)	Mr. Umstetter’s employment agreement providing for additional death benefits was not effective until April 1, 2019.

Disability Benefits
In the event that an NEO suffers a disability, the Company will continue to pay the NEO his salary for a period of 90 days. After 90 days, the Company may terminate his employment, at which time the NEO would be eligible for long-term disability benefits. In addition, an NEO terminating employment due to disability is eligible for benefits under the 2005 SIP. The following table sets forth the amounts that would have been payable to our NEOs had they terminated employment due to disability on March 31, 2019. Note that the table excludes unpaid salary accrued through the termination date and reimbursement of any unpaid business expenses. In addition, the table does not include any amounts payable under the Executive Incentive Plan because under that plan, a participant who terminated employment (including due to disability) at or after the end of a fiscal year is entitled to the same amount that he would have received if he had not terminated employment.

Name	90 day continuation pay ($) (1)	Disability Severance ($) (2)	Long-term disability pay ($) (3)	Present value of 2005 SIP benefits ($) (4)	Total ($)
R. Chad Prashad	105,000	735,000	3,378,353	359,102	4,577,455
James H. Wanserski (5)	—	—	—	—	—
John L. Calmes, Jr.	66,992	468,946	2,090,667	257,171	2,883,776
D. Clinton Dyer	65,520	458,640	1,803,622	378,577	2,706,359
Luke J. Umstetter (6)	62,500	—	333,000	—	395,500
Jason E. Childers	53,750	—	333,000	—	386,750
Jeff L. Tinney	49,718	—	740,972	545,329	1,336,019
Jackie C. Willyard	60,276	—	333,000	—	393,276

(1)	Represents three months of the NEO’s base salary as of March 31, 2019.

(2)
Disability severance is paid over a period of 24 months from date of termination for Messrs. Prashad, Calmes, and Dyer, but only at such times as no other benefits are being received under the disability insurance provided by the Company.

(3)
Long-term disability pay for Messrs. Prashad, Calmes, Dyer, and Tinney was calculated as the present value (assumes a 6% interest rate) of 60% of the executive’s base salary as of March 31, 2019, paid for the period from the date of termination until the executive reaches age 65 as a result of treatment under the aforementioned 2005 SIP. The other NEOs listed are not participants under the 2005 SIP and receive 60% of their respective base salary for 18 months, up to $18,500 per month.

(4)
2005 SIP benefits in the event of an NEO’s disability are calculated as the present value of 45% of the executive’s base salary, at the time the executive was disabled, for 15 years when the executive’s employment terminates due to disability. The present value calculation assumes an interest rate of 6%.

(5)	As former interim President and Chief Executive Officer, Mr. Wanserski was not entitled to disability benefits.

(6)	Mr. Umstetter’s employment agreement providing for disability benefits was not effective until April 1, 2019.

Change in Control Benefits
Named Executive Officers with employment agreements are entitled to certain benefits if they are terminated in connection with a change in control as described above under “Compensation Discussion and Analysis - Employment Agreements.” In addition, under the terms of certain outstanding stock option and restricted stock awards held by NEOs, those awards will fully vest upon a change in control, regardless of whether an NEO’s employment is terminated. Under the terms of the stock options and restricted stock awards granted under the 2017 Plan or in connection with the Company’s Long-Term Incentive Program, the NEO’s employment must be terminated within two years following a change in control in order to trigger vesting of such awards. The definition of change in control under the terms of the outstanding restricted stock awards held by NEOs is the same as the definition used in Mr. Prashad’s employment agreement. The definition of change in control for stock options awarded under the 2011 Plan is substantially similar, except that (a) in the case of a merger or asset sale, the exclusion for certain transactions requires that no person own more than 30% (rather than 35%) of the surviving entity; and (b) the change in control event relating to acquisition of stock requires acquisition of 30% or more of the Company’s outstanding stock (rather than 20%) but does not require that a majority of the Board of Directors be controlled by the acquiring person or its affiliates. Under the 2008 Plan, change in control is generally defined as any of the following:

(i)	acquisition by a person of ownership of, or voting control over, twenty-five percent (25%) or more of the Company’s outstanding stock;

(ii)
shareholder approval of (a) a definitive agreement to merge the Company with another company in which the Company is not the surviving company or pursuant to which any shares of stock of the Company would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Company in which the shareholders of the Company continue to own at least seventy-five percent (75%) of the stock or voting securities of the surviving company, in, the same proportions as they owned Company stock; (b) a definitive agreement to sell or otherwise dispose of all or substantially all the assets of the Company; or (c) a plan of complete liquidation or winding up of the Company;

(iii)
a change in a majority of the Board of Directors within a 12-month period unless the nomination of each new director was approved by the vote of two-thirds of the members of the Board of Directors (or board nominating committee, if any) then still in office who were in office at the beginning of the 12-month period; or

(iv)	any other event which the Board of Directors determines should constitute a change in control.

The table below shows the benefits that would have been due to the NEOs had their employment been terminated in connection with a change in control as of March 31, 2019. Note that the table excludes unpaid salary accrued through the termination date and reimbursement of any unpaid business expenses. The table does not include any amounts payable under the Executive Incentive Plan because under that plan, a participant who terminated employment at or after the end of a fiscal year was entitled to the same amount that he would have received if he had not terminated employment.

Name	Salary Continuation ($)	Bonus Continuation ($)	Benefits Continuation ($) (1)	Benefits from Accelerated Equity Vesting ($) (2)	Total ($)
R. Chad Prashad	1,260,000	—	12,420	20,092,271	21,364,691
James H. Wanserski (3)	—	—	—	—	—
John L. Calmes, Jr.	535,938	—	12,420	11,069,561	11,617,919
D. Clinton Dyer	524,160	—	12,420	11,180,410	11,716,990
Luke J. Umstetter (4)	—	—	—	7,239,463	7,239,463
Jason E. Childers	—	—	—	4,662,787	4,662,787
Jeff L. Tinney	—	—	—	4,365,862	4,365,862
Jackie C. Willyard	—	—	—	4,646,787	4,646,787

(1)
The benefits continuation payment represents 18 months of COBRA premiums for Messrs. Prashad, Calmes, and Dyer. Mr. Umstetter’s employment agreement providing for 12 months of COBRA premiums was not effective until April 1, 2019.

(2)
With respect to unvested stock options and restricted stock that become vested upon a termination without cause, benefits from accelerated vesting represent, for options, the difference between the Company’s March 29, 2019 closing stock price ($117.13) and the option exercise price, and, for restricted stock, the Company’s March 29, 2019 closing stock price ($117.13).

(3)     As former interim President and Chief Executive Officer, Mr. Wanserski was not entitled to change in control benefits.
(4)    Mr. Umstetter’s employment agreement providing for additional change in control benefits was not effective until April 1, 2019.
Performance-Based Awards
The Company grants both cash and equity-based awards in recognition of performance. During fiscal 2019, the Company issued cash-based awards to its executive officers upon achievement of certain Company and/or division performance goals established under the Company’s Executive Incentive Plan. Performance-based cash awards for fiscal year 2019 are discussed above under “Compensation Discussion and Analysis - Annual Cash Bonuses - Fiscal Year 2019 Executive Incentive Plan Awards.”  Performance-based equity awards may also be granted under the Company’s 2017 and 2011 Plans. All equity awards granted since 2014 have provided for service‑based vesting. In October 2018, the Company granted performance-based restricted stock awards and stock options to executive officers and certain employees that provided for vesting based on the achievement of certain earnings per share targets. See “Compensation Discussion and Analysis-Executive Compensation Program-Long-Term Incentive Compensation-Long-Term Incentive Program” for additional information regarding these awards. In March 2016, certain outstanding restricted stock awards granted to key executives that provided for vesting based on the achievement of certain earnings per share targets with the final performance measurement date of March 31, 2017 were amended to reflect the significant contributions made by the recipients to the Company in a challenging regulatory environment when none of the earnings targets had been achieved and it was not clear whether they would be achieved by March 31, 2017. Pursuant to the amendments, one quarter of the shares subject to the awards vested and the remaining shares were forfeited. Additionally, the award recipients agreed not to sell any of the vested shares prior to March 31, 2019. The following table shows the aggregate share totals for all performance-based equity awards granted from all plans to all plan participants (including, but not limited to, our NEOs):

Performance-Based Awards Table

Non-vested at March 31, 2016	26,000
Granted	—
Vested or Earned	—
Forfeited	26,000
Non-vested at March 31, 2017	—
Granted	—
Vested or Earned	—
Forfeited	—
Non-vested at March 31, 2018	—
Granted	490,770
Vested or Earned	—
Forfeited	5,985
Non-vested at March 31, 2019	484,785
2019 Pay Ratio
Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our President and Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For fiscal 2019:

•	the median of the annual total compensation of all employees of our company (other than our CEO) was $41,368; and

•	the annualized total compensation of our CEO was $19,055,925.

Based on the above information, for fiscal year 2019, the ratio of the median of the annual total compensation of all employees to the annual total compensation of our CEO was 461 to 1. As disclosed in our "Summary Compensation Table" and "Compensation Discussion and Analysis - Long Term Incentive Compensation - Long Term Incentive Program," our fiscal 2019 total compensation for all NEOs, including our CEO, was significantly impacted by the equity awards granted under our new Long-Term Incentive Program, which is scheduled to expire in October 2024.  As required by SEC rules, the total grant date fair values of the Long-Term Incentive Program awards are attributed towards total compensation for fiscal 2019.  Thus, the compensation amounts reflected for each of our NEOs in fiscal 2019 were atypically high.  For example, 90% of our CEO's compensation ($17,087,131) was granted in the form of service- and performance-based equity awards scheduled or anticipated to vest, if at all, over the course of six years.  Accordingly, we note, as supplemental disclosure, that if the compensation amounts used to determine our fiscal 2019 Pay Ratio reflected the grant date fair value of one sixth of the Long-Term Incentive Program service- and performance-based awards, the CEO's adjusted annual compensation would be $4,816,649 and our fiscal 2019 Pay Ratio would have been 116 to 1.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices, and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

Pay Ratio Calculation

To identify the median of the annual total compensation of all of our employees, as well as to determine the annual total compensation of our median employees and our CEO, we took the following steps. First, we selected March 31, 2019 as the date on which we would identify the “median employee” of our Company. This date was selected because it is the last day of our fiscal year and would provide a fair representation of our employee population. We determined that, as of March 31, 2019, our employee population consisted of approximately 2,675 individuals that had been employed over the prior twelve months. This population consisted of our full-time, part-time, and temporary employees. Next, to identify the “median employee” from our employee population, we reviewed total gross compensation per employee from our payroll records for the twelve month period ending on March 31, 2019.

Once we identified our median employee, we calculated such employee’s compensation for fiscal year 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

With respect to the annual total compensation of our CEO, we annualized the total compensation of our CEO serving on March 31, 2019, as such total compensation is reported in the "2019 Summary Compensation Table," due to the fact that our CEO was promoted to such position in June 2018.

DIRECTOR COMPENSATION
The following table summarizes the compensation the Company paid to non-employee members of the Board of Directors for the fiscal year ended March 31, 2019:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Non-qualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)	Total ($)
K. R. Bramlett Jr.	50,000	767,543	319,317	—	—	—	1,136,860
S. Vassalluzzo (4)	40,000	—	—	—	—	—	40,000
C. D. Way	55,000	767,543	319,317	—	—	—	1,141,860
D. Whitaker	40,000	767,543	319,317	—	—	—	1,126,860

(1)
For fiscal year 2019, each non-employee director was paid a $10,000 quarterly retainer, except the Chair of the Audit and Compliance Committee and the Chair of the Compensation and Stock Option Committee, who received quarterly retainers of $13,750 and $12,500, respectively. No additional fees were paid for attendance at meetings.

(2)
The amounts in these columns reflect the aggregate grant date fair value determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 in the Notes to Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the year ended March 31, 2019. Each of the grant date fair values reported represent a single award. The table below sets forth the total number of shares subject to stock awards and option awards outstanding as of March 31, 2019 held by non-employee directors.

Name	Option Awards	Stock Awards
K. R. Bramlett Jr.	11,000	5,628

S. Vassalluzzo (4)	—	—

C. D. Way	11,000	5,628

D. Whitaker	11,000	5,628

(3)
The Company offers a deferred fee plan for its non-employee directors under which participating directors may defer any or all of their retainer and meeting fees for specified time periods. The deferred fee plan is non-qualified for tax purposes. Deferred fees under the plan earn interest at the prime rate or, at each participating director’s option, a return based on the Company’s stock price performance over time. During fiscal 2019, none of the directors elected to defer any fees under this plan.

(4)	Mr. Vassalluzzo does not receive any equity compensation for his service as a member of our Board of Directors.

The Company pays its non-employee directors quarterly retainer fees. No additional fees are currently paid for meeting attendance. For the year ended March 31, 2019, non-employee directors received a $10,000 quarterly retainer fee, except for the Chairs of the Audit and Compliance Committee and the Compensation and Stock Option Committee, who received quarterly retainers of $13,750 and $12,500, respectively. Non-employee directors are also eligible to receive grants of non-qualified stock options and/or restricted stock under the Company’s 2008 and 2011 Plans and/or various equity award grants under the Company’s 2017 Plan. All directors are reimbursed for ordinary and necessary out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees.

On October 15, 2018, the Company granted each non-employee director, except Mr. Vassalluzzo, 4,998 shares of restricted stock under the 2017 Plan and nonqualified stock options for 6,000 shares under the 2011 Plan. These equity awards will vest in equal annual installments on each of the first six anniversaries of the grant date, subject to continued service on the Board through the vesting date or as otherwise provided in the applicable plan or award agreement.

PROPOSAL 2 - APPROVAL, ON AN ADVISORY
BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are asking shareholders to vote, on an advisory (non-binding) basis, to approve the compensation of our Named Executive Officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our executive compensation program. Our most recent vote concerning the frequency of the say-on-pay vote was at our 2018 annual shareholders’ meeting. Taking into consideration those voting results, we determined that we will hold an annual advisory vote to approve the compensation of our Named Executive Officers until the next required advisory vote on the frequency of such votes.
The Company’s compensation policies and programs are designed to attract and retain experienced and highly-qualified executives critical to our long-term success and to reward performance that is aligned with shareholder interests. The Board believes that our compensation policies and programs achieve those objectives. We encourage you to closely review the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement for more information on our Named Executive Officers’ compensation.
Compensation Highlights
The following highlights of our executive compensation program exemplify our long-standing commitment to sound compensation practices:

•
Awards of long-term equity incentives, in the form of performance-based stock awards, stock options, restricted stock awards and restricted stock units, directly align the interests of our NEOs with those of shareholders.

•
Linking the personal financial interests of our NEOs to the Company’s long-term performance discourages excessive risk-taking and encourages behavior that supports sustainable shareholder value creation.

We seek to engage in responsible compensation and governance practices that incorporate industry best standards and promote the interest of our shareholders. These practices include:

•	Utilizing incentive-based compensation to align NEOs’ interests with that of shareholders.

•
Maintaining an independent compensation committee that complies with SEC and NASDAQ public company independence requirements, meets Section 162(m) “outside director” (to the extent required by applicable law) and Rule 16b-3 “non-employee director” requirements (to the extent required by applicable law and rules) and includes individuals with public company compensation committee experience.

The Board recommends that our shareholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to the compensation disclosure requirements of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion provided in this Proxy Statement, is hereby approved.”
Although this “say-on-pay” vote is advisory and, therefore, will not be binding on the Company, the Compensation and Stock Option Committee and the Board value the opinions of the Company’s shareholders. Accordingly, to the extent that there is a significant vote against the compensation of the Named Executive Officers, the Board will consider the shareholders’ concerns, and the Compensation and Stock Option Committee and the Board will evaluate what actions may be necessary or appropriate to address those concerns.

Required Vote and Recommendation
The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting is required to approve, on an advisory basis, the “say-on-pay” resolution supporting the compensation of our Named Executive Officers. You may vote “for” or “against” or “abstain” from voting with respect to this proposal. Abstentions and “broker non-votes,” if any, will have no effect on the outcome of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit and Compliance Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. The Audit and Compliance Committee engages in an annual evaluation of the independent public accounting firm’s qualifications and also considers the advisability and potential impact of selecting a different independent registered public accounting firm.
After assessing the performance and independence of the Company’s independent registered public accounting firm for fiscal years 2018 and 2019, RSM US LLP, the Audit and Compliance Committee believes that retaining RSM US LLP is in the best interests of our Company and has therefore appointed RSM US LLP as our independent registered public accounting firm to audit the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company and its subsidiaries for the 2020 fiscal year.
Although it is not required to do so, our Board is asking shareholders to ratify RSM US LLP’s appointment as a matter of good corporate governance. If our shareholders do not ratify the appointment, the Audit and Compliance Committee will consider changing our independent registered public accounting firm for the 2020 fiscal year, but it is not required to do so. Whether or not shareholders ratify RSM US LLP’s appointment, the Audit and Compliance Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change is appropriate.
RSM US LLP has advised our Audit and Compliance Committee that the firm did not have any direct financial interest or any material indirect financial interest in the Company or any of its subsidiaries during the Company’s most recent fiscal year. We expect representatives of RSM US LLP to be present at the Annual Meeting with the opportunity to make a statement if they so desire, and we expect them to be available to respond to appropriate questions.
Audit Fees

The table below and the accompanying footnotes set forth the fees paid by the Company to RSM US LLP, for our last two fiscal years:

Description	Fiscal 2019	Fiscal 2018
Audit fees (1)	$886,371	$948,992
Audit-related fees (2)	35,378	22,050
Tax fees	—	—
All other fees	—	—
Total fees for all services	$921,749	$971,042

(1)
Audit fees consisted of fees paid for assurance and related services related to the performance of the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q, and services normally provided in connection with our statutory and regulatory filings.

(2)	Audit-related fees consisted of fees paid for services related to the performance of the audit of our employee benefit plan.

Our Audit and Compliance Committee pre-approves all audit and permitted non-audit services provided to the Company by its independent registered public accounting firm.  Our Audit and Compliance Committee annually pre-approves a list of services that the independent registered public accounting firm may provide, which consists of audit services, audit-related services, tax services, and all other services. If the Company requests, or the independent registered public accounting firm suggests, additional services during the year, these services may be undertaken only after review and approval by the Audit and Compliance Committee Chair, who then reports on such services to the full Audit and Compliance Committee at its next regularly scheduled meeting after approval by the Chair. No audit or non-audit services were approved pursuant to the de minimis exception to the audit committee pre-approval requirements specified in Rule 2-01(c)(7)(i)(C) of Regulation S‑X.
Required Vote and Recommendation
Approval of the proposal to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year requires the affirmative vote of a majority of the shares of common stock voted on the proposal. You may vote “for” or “against” or “abstain” from voting with respect to this proposal. Abstentions, if any, are not counted as votes cast and will have no effect on the outcome of the vote on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFYING THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2020 FISCAL YEAR.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE
The Audit and Compliance Committee is composed of three directors, Charles D. Way (Chair), Ken R. Bramlett, Jr., and Darrell E. Whitaker, each of whom is independent within the meaning of both the applicable NASDAQ rules and the standards of independence for audit committee members under the Exchange Act. The Board has also determined that each current committee member is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit and Compliance Committee operates under a written charter approved by the Board.
The Company’s management is responsible for the Company’s financial reporting process, including the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles, and for the Company’s system of internal controls, including establishing and maintaining adequate internal control over financial reporting.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of those financial statements and the effectiveness of the Company’s internal control over financial reporting. The responsibility of the Audit and Compliance Committee is to assist the Board in fulfilling its oversight responsibilities by monitoring these processes. The Audit and Compliance Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.  The Audit and Compliance Committee’s oversight of these processes and considerations and discussions with management and with the Company’s independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company has maintained effective internal control over financial reporting.
The Audit and Compliance Committee met with our management and our independent registered public accounting firm, RSM US LLP, to review and discuss the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2019.  The Audit and Compliance Committee also discussed with RSM US LLP the matters required to be discussed by Auditing Standard 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (“PCAOB”).
The Audit and Compliance Committee received the written disclosures and the letter from RSM US LLP required by applicable requirements of the PCAOB regarding RSM US LLP’s communications with the Audit and Compliance Committee concerning independence, and the committee discussed with RSM US LLP that firm’s independence.  In particular, the Audit and Compliance Committee considered whether the provision of non-audit services described above is compatible with maintaining the independence of the accountants.
Based upon the Audit and Compliance Committee’s review and discussions described above, the Audit and Compliance Committee recommended that the Board include the audited consolidated financial statements for the fiscal year ended March 31, 2019 in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019, for filing with the Securities and Exchange Commission.

Audit and Compliance Committee
Charles D. Way, Chair
Ken R. Bramlett, Jr.
Darrell E. Whitaker

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS
FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

Under certain conditions, shareholders may request that we include a proposal or director nomination at a forthcoming meeting of our shareholders in the proxy materials of the Company for such meeting. Under SEC Rule 14a-8, any shareholder desiring to present a proposal to take action at the 2020 annual meeting of shareholders and include such proposal in our proxy materials must ensure that we receive the proposal by March 13, 2020. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In order for a shareholder proposal, including a nomination for election to the Board of Directors, to be submitted at the 2020 annual meeting of shareholders (but not included in our proxy statement) the proposal must be received by the Company’s Corporate Secretary at least 90 but not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Consequently, any shareholder proposal to be submitted at the 2020 annual meeting of shareholders (but not included in our proxy statement) will not be considered timely unless the notice required by our Bylaws is delivered to the Corporate Secretary not earlier than the close of business on April 24, 2020 and not later than the close of business on May 24, 2020.

The shareholder notice, with respect to all shareholder proposals, must comply in all respects with the information required by Article II, Section 2 of the Company’s Bylaws. A copy of the Company’s Bylaws is available upon written request to: World Acceptance Corporation, P.O. Box 6429, Greenville, South Carolina 29606, Attention: Corporate Secretary.

It is presently anticipated that the Company’s 2020 annual meeting of shareholders will be held in August 2020. However, if the date of the 2020 annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from the one-year anniversary of the date of the Annual Meeting, the Company will, in a timely manner, provide public notice of the new date of the 2020 annual meeting of shareholders and the new dates by which shareholder proposals submitted pursuant to and outside of SEC Rule 14a-8 must be received by the Company.
OTHER MATTERS
The Board and the Company’s officers are not aware of any other matters that may be presented for action at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that shares of common stock represented by proxies in the accompanying form will be voted by the persons named in the proxy in accordance with their best judgment.

Notice of Annual Meeting of Shareholders
and
Proxy Statement

Annual Meeting of Shareholders
to be held on
August 22, 2019

FRONT

Revocable Proxy
ANNUAL MEETING OF SHAREHOLDERS
to be held on August 22, 2019

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints R. Chad Prashad and Luke J. Umstetter as Proxies and each of them individually and with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of World Acceptance Corporation (the “Company”) held of record by the undersigned on June 27, 2019 at the annual meeting of shareholders to be held on August 22, 2019 or any adjournment or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
FOR Proposals 1, 2, and 3.

1.
ELECTION OF DIRECTORS:
1.
Ken R. Bramlett, Jr.
2.
R. Chad Prashad
3.
Scott J. Vassalluzzo
4.
Charles D. Way
5.
Darrell E. Whitaker
☐ FOR all director nominees listed
☐ WITHHOLD authority to vote for all director nominees listed
☐ For all EXCEPT (to withhold authority to vote for any nominee(s), write the number of such nominee(s) below)

_______________________

2. APPROVE, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. RATIFY THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

☐ FOR ☐ AGAINST ☐ ABSTAIN

Please sign and date on the reverse side and return in the enclosed postage-prepaid envelope.

The Notice of Annual Meeting of Shareholders, Proxy Statement, and Annual Report on Form 10-K are available free of charge at www.irinfo.com/wrld/2019.

BACK

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT PROPERLY EXECUTED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement and revokes all proxies heretofore given by the undersigned.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.

DATED: ___________________________________________, 2019

________________________________________________________
Signature

________________________________________________________
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE